As filed with the Securities and Exchange Commission on May 14, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

EMR TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	47-5482792
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

90 Washington Valley Road

Bedminster, NJ 07921

(908) 997-0617

(Address and telephone number of registrant’s principal

executive offices and principal place of business)

Registered Agents Inc.

401 Ryland Street, Suite 200-A

Reno, NV 89502

(775) 401-6800

(Name, address and telephone number of agent for service)

Communication Copies to:

Lucosky Brookman LLP

Joseph M. Lucosky, Esq.

Brian R. Goldberg, Esq.

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share (1)	7,239,754	$3,913,377	$487.21
Common Stock underlying Convertible Promissory Notes (1)	816,667	$441,441	$54.96
Common Stock, $0.001 par value per share (2)	2,000,000	$5,000,000	$622.50
Total	10,056,421	$9,354,818	$1,164.67

(1)

This Registration Statement on Form S-1 covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of EMR Technology Solutions, Inc. (the “Company” or the “Registrant”) of up to 8,056,421 shares of the Company’s common stock consisting of (a) 7,239,754 shares of the Company’s common stock previously issued to certain selling security holders as named in the Resale Prospectus, and (b) up to 816,667 shares of the Company’s common stock issuable upon conversion of Convertible Promissory Notes previously issued by the Company to certain selling security holders as named in the Resale Prospectus.

Estimated at a price of $0.54 per share solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	This Registration Statement on Form S-1 also covers a direct public offering under a separate public offering prospectus at an offering price of $2.50 per share as further described herein.

(3)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of stock issuable pursuant to Rule 416 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May ____, 2018

PRELIMINARY PROSPECTUS

EMR TECHNOLOGY SOLUTIONS, INC.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

This is the offering of Common Stock of EMR Technology Solutions, Inc. (the “Company” or the “Registrant”). We are offering for sale a total of 2,000,000 shares of Common Stock (the “Offering” or the Direct Public Offering”). This offering also includes up to 8,056,421 shares of the Company’s common stock offered by selling shareholders as herein further detailed (the “Resale Offering”). Our Common Stock is presently not traded on any market or securities exchange. The shares sold under the Direct Public Offering must be sold at a fixed price of $2.50 per share. The shares sold under the Resale Offering must be sold at a fixed price of $2.50 per share until the shares of common stock of the Company are listed on an exchange or quoted on the OTC Bulletin Board. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Markets OTCQB, there is no assurance that a market maker will agree to file the necessary documents with OTC Markets OTCQB or that our application will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares directly to friends, family members and business acquaintances. Our officers and directors will not receive commissions or any other remuneration from any such sales. In offering the securities on our behalf, our officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The shares will be offered for sale at a public offering price of $2.50 per share of common stock for a period of one hundred and eighty (180) days from the effective date of this Prospectus, unless extended by our board of directors for an additional 90 days. If all of the shares offered by us are purchased at an assumed offering price of $2.50 per share, the gross proceeds to us will be $5,000,000.  All funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein. Investors are advised that they will not be entitled to a refund and could lose their entire investment.

The Company currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for the Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This Prospectus covers the primary public offering by the Company of 2,000,000 shares of Common Stock. The Company is concurrently conducting a resale offering for 8,056,421 shares of the Company’s common stock consisting of (a) 7,239,754 shares of the Company’s common stock previously issued to certain selling security holders as named in the Resale Prospectus, and (b) up to 816,667 shares of the Company’s common stock issuable upon conversion of Convertible Promissory Notes previously issued by the Company to certain selling security holders as named in the separate Resale Prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF EMR TECHNOLOGIES GROUP, INC. COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this Prospectus is May ___, 2018.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus regarding our offering of up to 2,000,000 shares of our Common Stock in a direct public offering, without any involvement of underwriters or broker-dealers (the “Public Offering Prospectus”). The shares will be offered for sale at a public offering price range of $2.50 per share of common stock for a period of one hundred and eighty (180) days from the effective date of this Prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased at an assumed public offering price of $2.50 per share, the gross proceeds to us will be $5,000,000.00 for the newly issued shares of our common stock. There is no minimum number of shares that must be sold and there is no guarantee that the Company will raise any funds from the direct public offering.

●	Resale Prospectus. A prospectus to be used for the resale by Selling Shareholders of up to 8,056,421 shares of the Company’s common stock consisting of (a) 7,239,754 shares of the Company’s common stock previously issued to certain selling security holders as named in the Resale Prospectus, and (b) up to 816,667 shares of the Company’s common stock issuable upon conversion of Convertible Promissory Notes previously issued by the Company to certain selling security holders as named in the Resale Prospectus. Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common Stock being registered in this Registration Statement must be sold at a fixed price of $2.50 per share until the shares of common stock of the Company are listed on an exchange or quoted on the OTC Bulletin Board. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Markets OTCQB, there is no assurance that a market maker will agree to file the necessary documents with OTC Markets OTCQB or that our application will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different Offering sections;

●	they contain different Use of Proceeds sections;

●	a Selling Shareholders section is included in the Resale Prospectus;

●	they contain different Plan of Distribution sections;

●	the Dilution section is deleted from the Resale Prospectus; and

●	they contain different outside back covers.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before investing in our common stock, you should read this entire prospectus carefully, especially the sections entitled “Risk Factors” beginning on page 3 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 21, as well our financial statements and related notes included elsewhere in this prospectus. In this prospectus, the terms “EMR Technology Solutions, Inc.” “Company” “Registrant” “we” “us” and “our” refer to EMR Technology Solutions, Inc. and its wholly owned subsidiaries.

Overview and Corporate Structure

EMR Technology Solutions, Inc. (hereafter referred to as the “Company” or “EMR”) is a Nevada corporation incorporated on November 3, 2015 as a holding corporation focusing on the acquisition of healthcare related technology companies. The Company’s fiscal year end is December 31. To date, the Company has financed and acquired four electronic medical records companies: (i) First Medical Solutions Corporation (“FMS”), a Florida corporation, (ii) EMRgence, LLC (“EMRG”), a Florida limited liability company, (iii) Empower Technologies, Inc., a Nevada corporation (“ETI”), and (iv) Digital Medical Solutions, Inc. (“DMSI”), a Delaware corporation, each a wholly-owned subsidiary of the Company (hereafter collectively referred to as the “Subsidiaries”).

Services

EMR, through its subsidiaries, provides electronic medical record services for the ambulatory care markets to 220 medical practices servicing 650 physicians in 38 states. An electronic medical record is a digital version of a paper chart that contains all of a patient’s medical history from one practice. An EMR is mostly used by providers for diagnosis and treatment. An EMR is more beneficial than paper records because it allows providers to:

●	Track data over time

●	Identify patients who are due for preventive visits and screenings

●	Monitor how patients measure up to certain parameters, such as vaccinations and blood pressure readings

●	Improve overall quality of care in a practice

We offer a suite of fully-integrated web or client based software for secure patient information and business services designed for healthcare providers. Our products and services offer healthcare providers a unified solution designed to meet the healthcare industry’s demand for the delivery of cost-efficient, quality care with the ability to measure patient outcomes. The healthcare providers can track patients from their initial appointments; chart clinical data, history, and other personal information; as well as enter and submit claims for medical services and review and respond to queries for additional information regarding the billing process.

Growth Strategy

Our growth strategy includes focusing on the ambulatory care market and acquiring small and mid-sized electronic medical records companies and other providers of healthcare services and then migrating the customers of those companies to our solutions. The electronic medical record industry is highly fragmented, with many local and regional electronic medical record companies serving small medical practices. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions and organic growth. We estimate that there are more than 2,500 companies in the United States providing electronic medical record services. We further believe that it is becoming increasingly difficult for traditional electronic medical record companies to meet the growing technology and business service needs of healthcare providers without a significant investment in information technology infrastructure.

Our growth strategy involves three primary approaches: acquiring ERM companies and then migrating the customers of those companies to our solutions, selling our solutions directly to healthcare providers practicing in ambulatory settings, and acquiring providers of other healthcare services such as third-party insurance administrators and revenue cycle management companies. We intend to distribute our solutions through our websites, endorsements from medical groups and associations, and referrals from existing clients.

Acquisition and Integration

Our revenue model is based on organic growth of operations, the acquisition of established operations in new markets as well as being able acquire value-added, tuck-in acquisitions.    We hope to direct acquisition efforts towards those markets in which in which we would be able to provide vertically integrated healthcare technology products and services.  Prior to acquisition, we analyze each prospective target for cost savings through the elimination of inefficiencies and excesses that are typically associated with private companies competing in fragmented industries.  We aim to realize synergies from consolidating businesses into our existing operations, which we believe will allow us to reduce capital and expense requirements associated with software development and maintenance, personnel, and back-office administration.

1

Our Corporate Information

Our business address is 90 Washington Valley Road, Bedminster, NJ 07921. Our phone number is (908) 997-0617.

Acquisition of Empower Technologies, Inc.

Effective January 1, 2017 (the “Effective Date”), EMR Technologies Solutions, Inc., a Nevada corporation (the “Company”) entered into a Purchase Agreement (“Agreement”) by and among Empower Technologies, Inc., a Nevada corporation (“ETI”), and its sole shareholder Dr. John F. Stagl (the “Seller” and together with ETI and the Company, the “Parties”). Pursuant to the Agreement, the Company purchased all of the Capital Stock (as defined in the Agreement) of ETI from the Seller (the “ETI Shares”) in exchange for (i) $450,000, subject to certain post-closing adjustments for working capital and deferred revenue, consisting of (a) $300,000 in cash, and (b) a Convertible Promissory Note (the “Note”) issued in favor of the Seller in the principal amount of $150,000 payable over a 36 month period, with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share (the “Purchase Price”). On January 16, 2017, accordance with the terms and conditions of the Agreement, ETI became a wholly owned subsidiary of the Company (the “Closing Date”). The post-closing adjustments referenced above consisted of $4,648 reduction in cash at closing for working capital and a reduction of the convertible promissory note of $50,000 for deferred revenue.

On the Closing Date, in connection with the Agreement, the Parties entered into a Non-Competition and Non-Disclosure Agreement (the “Non-Compete Agreement”). Pursuant to the Non-Compete Agreement, for a period of three years from the Closing Date, the Seller shall not, either for himself or through any other person, firm, corporation or other entity, directly or indirectly, engage in the same or similar business as ETI as an owner, employee, agent or partner or serve in an executive or other employment position with any other entity which operates a business that develops, sells or distributes services or software for electronic medical records within a 100 mile radius of any location where ETI has sold or distributed services or software for electronic medical records.

Acquisition of Digital Medical Solutions Inc.

Effective January 1, 2017 (the “Effective Date”), EMR Technologies, Inc., a Nevada corporation (the “Company”) entered into a Purchase Agreement (“Agreement”) by and among Digital Medical Solutions, Inc., a Florida corporation (“DMSI”), and its sole shareholder Dr. Joseph J. Memminger III (the “Seller” and together with DMSI and the Company, the “Parties”). Pursuant to the Agreement, the Company purchased all of the Capital Stock (as defined in the Agreement) of DMSI from the Seller (the “DMSI Shares”) in exchange for (i) $1,000,000, subject to certain post-closing adjustments for working capital and earnings before interest, taxes, depreciation, and amortization, consisting of (a) $750,000 in cash, and (b) a Convertible Promissory Note (the “Note”) issued in favor of the Seller in the principal amount of $250,000 payable over a 36 month period, with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share (the “Purchase Price”). On March 15, 2017, accordance with the terms and conditions of the Agreement, DMSI became a wholly owned subsidiary of the Company (the “Closing Date”).

On the Closing Date, in connection with the Agreement, the Parties entered into a Non-Competition and Non-Disclosure Agreement (the “Non-Compete Agreement”). Pursuant to the Non-Compete Agreement, for a period of three years from the Closing Date, the Seller shall not, either for himself or through any other person, firm, corporation or other entity, directly or indirectly, engage in the same or similar business as DMSI as an owner, employee, agent or partner or serve in an executive or other employment position with any other entity which operates a business that develops, sells or distributes services or software for electronic medical records within a 100 mile radius of any location where DMSI has sold or distributed services or software for electronic medical records.

Emerging Growth Company

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain regulatory requirements applicable to other public companies that are not emerging growth companies, including but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and being exempt from the requirements of holding a non-binding advisory vote on executive compensation and securing stockholder approval of golden parachute payments. We intend to take advantage of these reduced regulatory requirements until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies, and certain elections we have made due to our status as an emerging growth company, see “Risk Factors— As an ‘emerging growth company’ under applicable law, we will be subject to reduced disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies”.

2

RISK FACTORS

The following discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and related notes appearing in this prospectus.  This discussion contains forward-looking statements that involve risks and uncertainties.  Our actual results will depend upon a number of factors beyond our control and could differ materially from those anticipated in the forward-looking statements.  Some of these factors are discussed below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

We have a limited operating history.

The Company was incorporated under the laws of the State of Nevada on November 3, 2015 and has engaged in limited operations to date. Accordingly, the Company has only a limited operating history with which you can evaluate its business and prospects. An investor in the Company must consider its business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies, including limited capital, delays in product development, possible marketing and sales obstacles and delays, inability to gain customer and merchant acceptance or inability to achieve significant distribution of our products and services to customers. The Company cannot be certain that it will successfully address these risks. Its failure to address any of these risks could have a material adverse effect on its business.

RISKS RELATED TO LIQUIDITY AND CAPITAL RESOURCES

Our independent registered public accounting firm for the fiscal year ended December 31, 2017, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2017, indicating that our historical losses and accumulated deficit raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.

We may incur substantial costs related to product-related liabilities.

Many of our software solutions, health care services are intended for use in collecting, storing and displaying clinical and health care-related information used in the diagnosis and treatment of patients and in related health care settings such as admissions, billing, etc. We attempt to limit by contract our liability; however, the limitations of liability set forth in the contracts may not be enforceable or may not otherwise protect us from liability for damages. We may also be subject to claims that are not covered by contract. Although we maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular claim that has been brought or that may be brought in the future, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. A successful material claim or series of claims brought against us, if uninsured or under-insured, could materially harm our business, results of operations and financial condition. Product-related claims, even if not successful, could damage our reputation, cause us to lose existing clients, limit our ability to obtain new clients, divert management’s attention from operations, result in significant revenue loss, create potential liabilities for our clients and us and increase insurance and other operational costs.

3

We may be subject to claims for system errors and warranties.

Our software solutions are very complex and may contain design, coding or other errors, especially when first introduced. It is not uncommon for Healthcare IT (“HCIT”) providers to discover errors in software solutions and/or health care devices after their introduction to the market. Similarly, the installation of our software solutions and health care devices is very complex and errors in the implementation and configuration of our systems can occur. Our software solutions and health care devices are intended for use in collecting, storing, and displaying clinical and health care-related information used in the diagnosis and treatment of patients and in related health care settings such as admissions, billing, etc. Therefore, users of our software solutions and health care devices have a greater sensitivity to errors than the market for software products and devices generally. Our client agreements typically provide warranties concerning material errors and other matters. Should a client’s EMR software solution or health care device fail to meet these warranties or lead to faulty clinical decisions or injury to patients, it could 1) constitute a material breach under the client agreement, allowing the client to terminate the agreement and possibly obtain a refund or damages or both, or require us to incur additional expense in order to make the software solution or health care device meet these criteria or 2) subject us to claims or litigation by our clients or clinicians or directly by the patient. Additionally, such failures could damage our reputation and could negatively affect future sales. Our client agreements generally limit our liability arising from such claims but such limits may not be enforceable in certain jurisdictions or circumstances. Although we maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular claim that has been brought or that may be brought in the future, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. A successful material claim or series of claims brought against us, if uninsured or under-insured, could materially harm our business, results of operations and financial condition.

We may experience interruptions at our data centers or client support facilities.

Our business relies on the secure electronic transmission, data center storage and hosting of sensitive information, including protected health information, financial information and other sensitive information relating to our clients, company and workforce. We perform data center and/or hosting services for certain clients, including the storage of critical patient and administrative data and support services through various client support facilities. If any of these systems are interrupted, damaged or breached by an unforeseen event or actions of a EMR associate or contractor or a third party, including a cyber-attack, or fail for any extended period of time, it could have a material adverse impact on our results of operations. Complete failure of all local public power and backup generators, impairment of all telecommunications lines, a concerted denial of service cyber-attack, a significant data breach, damage, injury or impairment (environmental, accidental, intentional or pandemic) to the buildings, the equipment inside the buildings housing our data centers, the personnel operating such facilities or the client data contained therein, or errors by the personnel trained to operate such facilities could cause a disruption in operations and negatively impact clients who depend on us for data center and system support services. We offer our clients disaster recovery services for additional fees to protect clients from isolated data center failures, leveraging our multiple data center facilities, however only a small percentage of our hosted clients choose to contract for these services. Additionally, EMR’s core systems are disaster tolerant as we have implemented redundancy across physically diverse data centers. Any interruption in operations at our data centers and/or client support facilities could damage our reputation, cause us to lose existing clients, hurt our ability to obtain new clients, result in significant revenue loss, create potential liabilities for our clients and us and increase insurance and other operating costs.

Our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others.

We rely upon a combination of license agreements, confidentiality policies and procedures, confidentiality provisions in employment agreements, confidentiality agreements with third parties and technical security measures to maintain the confidentiality, exclusivity and trade secrecy of our proprietary information. We also rely on trademark and copyright laws to protect our intellectual property rights in the United States and abroad. Despite our protective measures and intellectual property rights, we may not be able to adequately protect against theft, copying, reverse engineering, misappropriation, infringement or unauthorized use or disclosure of our intellectual property, which could have an adverse effect on our competitive position.

We may become subject to legal proceedings that could have a material adverse impact on our financial position and results of operations.

From time to time, and in the ordinary course of our business, we and certain of our subsidiaries may become involved in various legal proceedings. All such legal proceedings are inherently unpredictable and, regardless of the merits of the claims, litigation may be expensive, time-consuming and disruptive to our operations and distracting to management. If resolved against us, such legal proceedings could result in excessive verdicts, injunctive relief or other equitable relief that may affect how we operate our business. Similarly, if we settle such legal proceedings, it may affect how we operate our business. Future court decisions, alternative dispute resolution awards, business expansion or legislative activity may increase our exposure to litigation and regulatory investigations. In some cases, substantial noneconomic remedies or punitive damages may be sought. Although we maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular verdict, judgment or settlement that may be entered against us, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. If we incur liability that exceeds our insurance coverage or that is not within the scope of the coverage in legal proceedings brought against us, it could have an adverse effect on our business, financial condition and results of operations.

●	Certification, licensing or regulatory requirements;

●	Unexpected changes in regulatory requirements;

●	Changes to or reduced protection of intellectual property rights in some countries.

4

Our success depends upon the recruitment and retention of key personnel. To remain competitive in our industries, we must attract, motivate and retain highly skilled managerial, sales, marketing, consulting and technical personnel, including executives, consultants, programmers and systems architects skilled in the HCIT, health care devices, health care transactions, population health management, revenue cycle and life sciences industries and the technical environments in which our solutions, devices and services are needed. Competition for such personnel in our industries is intense in both the United States and abroad. Our failure to attract additional qualified personnel to meet our needs could have a material adverse effect on our prospects for long-term growth. In addition, we invest significant time and expense in training our associates, which increases their value to clients and competitors who may seek to recruit them and increases the cost of replacing them. Our success is dependent to a significant degree on the continued contributions of key management, sales, marketing, consulting and technical personnel. The unexpected loss of key personnel could have a material adverse impact on our business and results of operations and could potentially inhibit development and delivery of our solutions, devices and services, and market share advances.

We intend to continue strategic business acquisitions and other combinations, which are subject to inherent risks.

In order to expand our solutions, services, and grow our market and client base, we may continue to seek and complete strategic business acquisitions and other combinations that we believe are complementary to our business. Acquisitions have inherent risks which may have a material adverse effect on our business, financial condition, operating results or prospects, including, but not limited to: 1) failure to successfully integrate the business and financial operations, services, intellectual property, solutions or personnel of an acquired business and to maintain uniform standard controls, policies and procedures; 2) diversion of management’s attention from other business concerns; 3) entry into markets in which we have little or no direct prior experience; 4) failure to achieve projected synergies and performance targets; 5) loss of clients or key personnel; 6) incurrence of debt or assumption of known and unknown liabilities; 7) write-off of software development costs, goodwill, client lists and amortization of expenses related to intangible assets; 8) dilutive issuances of equity securities; and, 9) accounting deficiencies that could arise in connection with, or as a result of, the acquisition of an acquired company, including issues related to internal control over financial reporting and the time and cost associated with remedying such deficiencies. If we fail to successfully integrate acquired businesses or fail to implement our business strategies with respect to these acquisitions, we may not be able to achieve projected results or support the amount of consideration paid for such acquired businesses.

Volatility and disruption resulting from global economic conditions could negatively affect our business, results of operations and financial condition.

Although certain indices and economic data have shown signs of stabilization in the United States and certain global markets, there can be no assurance that these improvements will be broad-based or sustainable, nor is it clear how, if at all, they will affect the markets relevant to us. As a result, our operating results may be impacted by the health of the global economy. Volatility and disruption in global capital and credit markets may lead to slowdowns or declines in client spending which could adversely affect our business and financial performance. Our business and financial performance, including new business bookings and collection of our accounts receivable, may be adversely affected by current and future economic conditions (including a reduction in the availability of credit, higher energy costs, rising interest rates, financial market volatility and lower than expected economic growth) that cause a slowdown or decline in client spending. Reduced purchases by our clients or changes in payment terms could adversely affect our revenue growth and cause a decrease in our cash flow from operations. Bankruptcies or similar events affecting clients may cause us to incur bad debt expense at levels higher than historically experienced. Further, volatility and disruption in global financial markets may also limit our ability to access the capital markets at a time when we would like, or need, to raise capital, which could have an impact on our ability to react to changing economic and business conditions. Accordingly, if global financial and economic volatility continues or worsens, our business, results of operations and financial condition could be materially and adversely affected.

If we are unable to manage our growth in the new markets in which we offer solutions or services, our business and financial results could suffer.

Our future financial results will depend in part on our ability to profitably manage our business in the new markets that we enter. Difficulties in managing future growth in new markets could have a significant negative impact on our business, financial condition and results of operations.

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We rely heavily on our management, and the loss of their services could adversely affect our business.

Our success is highly dependent upon the continued services of our Chief Executive Officer John X. Adiletta. The loss of Mr. Adiletta’s services would have a material adverse effect on the Company and its business operations.

Risks Related to the Health Care Industry

The health care industry is subject to changing political, economic and regulatory influences.

For example, the Health Insurance Portability and Accountability Act of 1996 (as modified by The Health Information Technology for Economic and Clinical Health Act (HITECH) provisions of the American Recovery and Reinvestment Act of 2009) (collectively, HIPAA) continues to have a direct impact on the health care industry by requiring national provider identifiers and standardized transactions/code sets, operating rules and necessary security and privacy measures in order to ensure the appropriate level of privacy of protected health information. These regulatory factors affect the purchasing practices and operation of health care organizations.

The Patient Protection and Affordable Care Act, which was amended by the Health Care and Education Reconciliation Act of 2010, became law in 2010. This comprehensive health care reform legislation included provisions to control health care costs, improve health care quality, and expand access to affordable health insurance. Together with ongoing statutory and budgetary policy developments at a federal level, this health care reform legislation could include changes in Medicare and Medicaid payment policies and other health care delivery administrative reforms that could potentially negatively impact our business and the business of our clients. Because not all the administrative rules implementing health care reform under the legislation have been finalized, and because of ongoing federal fiscal budgetary pressures yet to be resolved for federal health programs, the full impact of the health care reform legislation and of further statutory actions to reform healthcare payment on our business is unknown, but there can be no assurances that health care reform legislation will not adversely impact either our operational results or the manner in which we operate our business. Health care industry participants may respond by reducing their investments or postponing investment decisions, including investments in our devices, solutions and services.

The health care industry is highly regulated, and thus, we are subject to a number of laws, regulations and industry initiatives, non-compliance with certain of which could materially adversely affect our operations or otherwise adversely affect our business, financial condition and operating results.

As a participant in the health care industry, our operations and relationships, and those of our clients, are regulated by a number of local, state, federal and foreign governmental entities. The impact of these regulations on us is direct, to the extent that we are ourselves subject to these laws and regulations, and is also indirect because, in a number of situations, even though we may not be directly regulated by specific health care laws and regulations, our solutions, devices and services must be capable of being used by our clients in a way that complies with those laws and regulations. Specific risks include, but are not limited to, the following:

Health Care Fraud.

Federal and state governments continue to enhance regulation of and increase their scrutiny over practices involving health care fraud, waste and abuse affecting health care providers whose services are reimbursed by Medicare, Medicaid and other government health care programs. Our health care provider clients, as well as our provision of products and services to government entities subject our business to laws and regulations on fraud and abuse which, among other things, prohibit the direct or indirect payment or receipt of any remuneration for patient referrals, or arranging for or recommending referrals or other business paid for in whole or in part by these federal or state health care programs. Federal enforcement personnel have substantial funding, powers and remedies to pursue suspected or perceived fraud and abuse. The effect of this government regulation on our clients is difficult to predict.

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Preparation, Transmission and Submission of Medical Claims for Reimbursement.

Our solutions are capable of electronically transmitting claims for services and items rendered by a physician to many patients’ payers for approval and reimbursement. We also provide services to our clients that include the coding, preparation and submission of claims for medical service to payers for reimbursement. Such claims are governed by federal and state laws. Federal law provides civil liability to any person that knowingly submits a claim to a payer, including Medicare, Medicaid and private health plans, seeking payment for any services or items that have not been provided to the patient. Federal law may also impose criminal penalties for intentionally submitting such false claims. We have policies and procedures in place that we believe result in the accurate and complete preparation, transmission, submission and collection of claims, provided that the information given to us by our clients is also accurate and complete. The HIPAA security, privacy and transaction standards, as discussed below, also have a potentially significant effect on our claims preparation, transmission and submission services, since those services must be structured and provided in a way that supports our clients’ HIPAA compliance obligations. In connection with these laws, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us; false claims actions may have to be defended; private payers may file claims against us; and we may be excluded from Medicare, Medicaid or other government-funded health care programs. Any investigation or proceeding related to these laws, even if unwarranted or without merit, may have a material adverse effect on our business, results of operations and financial condition.

Security and Privacy of Patient Information.

Federal, state, local and foreign laws regulate the confidentiality of patient records and the circumstances under which those records may be used and released. These regulations govern both the disclosure and use of confidential patient medical record information and require the users of such information to implement specified security and privacy measures. United States regulations currently in place governing electronic health data transmissions continue to evolve and are often unclear and difficult to apply.

In the United States, HIPAA regulations require national standards for some types of electronic health information transactions and the data elements used in those transactions to ensure the integrity, security and confidentiality of health information and standards to protect the privacy of individually identifiable health information. Covered entities under HIPAA, which include health care organizations such as our clients, our employer clinic business model and our claims processing, transmission and submission services, are required to comply with the privacy standards, the transaction regulations and the security regulations. Moreover, the HITECH provisions of ARRA, and associated regulatory requirements, extend many of the HIPAA obligations, formerly imposed only upon covered entities, to business associates as well. As a business associate of our clients who are covered entities, we were in most instances already contractually required to ensure compliance with the HIPAA regulations as they pertain to handling of covered client data. However, the extension of these HIPAA obligations to business associates by law has created additional liability risks related to the privacy and security of individually identifiable health information.

Interoperability Standards.

Our clients are concerned with and often require that our software solutions and health care devices be interoperable with other third party HCIT suppliers. Market forces or governmental/regulatory authorities could create software interoperability standards that would apply to our solutions, health care devices or solutions, and if our software solutions, health care devices or services are not consistent with those standards, we could be forced to incur substantial additional development costs to conform. The Office of the National Coordinator for Health Information Technology (ONC) has developed a comprehensive set of criteria for the functionality, interoperability and security of various software modules in the HCIT industry. ONC, however, continues to modify and refine those standards. Achieving certification is becoming a competitive requirement, resulting in increased software development and administrative expense to conform to these requirements.

ARRA Meaningful Use Program.

Various federal, state and non-U.S. government agencies are also developing standards that could become mandatory for systems purchased by these agencies. For example, ARRA requires “meaningful use of certified electronic health record technology” by health care providers in order to receive stimulus funds from the U.S. federal government. Regulations have been issued that identify standards and implementation specifications and establish the certification standards for qualifying electronic health record technology. Nevertheless, these standards and specifications are subject to interpretation by the entities designated to certify such technology. While a combination of our solutions has been certified as meeting the initial standards for certified health record technology, the regulatory standards to achieve certification will continue to evolve over time. We may incur increased development costs and delays in delivering solutions if we need to upgrade our software, devices or health care devices to be in compliance with these varying and evolving standards. In addition, delays in interpreting these standards may result in postponement or cancellation of our clients’ decisions to purchase our solutions or health care devices. If our software solutions, devices or health care devices are not compliant with these evolving standards, our market position and sales could be impaired and we may have to invest significantly in changes to our software solutions, devices or health care devices.

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We operate in intensely competitive and dynamic industries, and our ability to successfully compete and continue to grow our business depends on our ability to respond quickly to market changes and changing technologies and to bring competitive new solutions, devices, features and services to market in a timely fashion.

The market for health care information systems, health care solutions and services to the health care industry is intensely competitive, dynamically evolving and subject to rapid technological and innovative changes. Development of new proprietary technology or services is complex, entails significant time and expense and may not be successful. We cannot guarantee that we will be able to introduce new solutions, devices or services on schedule, or at all, nor can we guarantee that such solutions, devices or services will achieve market acceptance. Moreover, we cannot guarantee that errors will not be found in our new solution releases, devices or services before or after commercial release, which could result in solution, device or service delivery redevelopment costs, harm to our reputation, lost sales, license terminations or renegotiations, product liability claims, diversion of resources to remedy errors and loss of, or delay in, market acceptance.

Certain of our competitors have greater financial, technical, product development, marketing or other resources than us and some of our competitors offer software solutions, devices or services that we do not offer. In addition, we expect that major software information systems companies, large information technology consulting service providers and system integrators, start-up companies and others specializing in the health care industry may offer competitive software solutions, devices or services. As we continue to develop new health care services to address areas such as analytics, transaction services, HCIT and device integration, revenue cycle and population health management, we expect to face new competitors, and these competitors may have more experience in these markets and/or more established relationships with prospective clients. We face strong competition and often face downward price pressure, which could adversely affect our results of operations or liquidity. Additionally, the pace of change in the health care information systems market is rapid and there are frequent new software solution introductions, software solution enhancements, device introductions, device enhancements and evolving industry standards and requirements.

RISKS RELATED TO OUR COMMON STOCK AND THE OFFERING

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT ITS VALUE AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

There is currently no public market for our common stock and an active public market for our common stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

If our ability to register our Common Stock is limited, your ability to sell such shares may be subject to substantial restrictions, and you may be required to hold such shares for a period of time prior to sale, in which case you could suffer a substantial loss on such shares.

If our ability to register the resale of shares of our Common Stock is limited, you may not be able to sell your Common shares. There will be substantial restrictions on your ability to transfer any shares which are not registered for resale, and you may be required to hold the shares for some period of time.

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“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

If the market price for our common stock is below $5.00 per share, trading in our common stock may be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would recommend our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

POTENTIAL FUTURE FINANCINGS MAY DILUTE THE HOLDINGS OF OUR CURRENT SHAREHOLDERS.

In order to provide capital for the operation of our business, in the future we may enter into financing arrangements. These arrangements may involve the issuance of new shares of common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

WE CURRENTLY DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK. AS A RESULT, YOUR ONLY OPPORTUNITY TO ACHIEVE A RETURN ON YOUR INVESTMENT IS IF THE PRICE OF OUR COMMON STOCK APPRECIATES.

We currently do not expect to declare or pay dividends on our common stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our common stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our common stock appreciates and you sell your shares at a profit.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST DUE TO THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We do not have sufficient funds to finance the growth of our business. As a result, we will require additional funds from future equity or debt financings, including tax equity financing transactions or convertible debt, to pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 70,000,000 shares of common stock. The potential issuance of such additional shares of common stock or convertible debt may create downward pressure on the trading price of our common stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common shares could make it more difficult to raise funds through future offerings of our common shares or securities convertible into common shares.

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THE COMPANY’S STOCK PRICE MAY BE VOLATILE.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

●	competition;

●	additions or departures of key personnel;

●	the Company’s ability to execute its business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this registration statement, including in the documents incorporated by reference into this registration statement, includes some statements that are not purely historical and that are forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes, “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this registration statement are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  Those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements, involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions.

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DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

The Offering is a direct public offering without the involvement of underwriters or broker-dealers. We intend to disburse the proceeds from this Offering in the priority set forth below within the first 12 months after successful completion of this Offering.

Not taking into account any possible additional funding or revenues, we intend to use the proceeds from this Offering as follows. The following chart indicates the approximate amount of funds that we will allocate to each item, but does not indicate the total fee or cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this Offering:

If we sell all of the shares of common stock being offered at an assumed offering price of $2.50 per share our net proceeds will be $5,000,000. We will use the net proceeds to acquire additional healthcare technology companies, debt reduction, and working capital. Such efforts will continue until we become cash-flow positive. The precise amounts that the Company will devote to each of these items and the timing of expenditures will vary depending on numerous factors including, but not limited to, the progress of acquisition efforts relating to the foregoing objectives. The following table sets forth a breakdown of the estimated use of the net proceeds as we currently expect to use them, assuming the sale of 100%, 75%, 50% and 25% of the Shares offered for sale in this offering:

Assumed Percentage of Shares Sold	100%	75%	50%	25%
Price to Public	$2.50	$2.50	$2.50	$2.50
Other Offering Expenses	200,000	150,000	100,000	100,000
Net Proceeds	$4,800,000	$3,600,000	$2,400,000	$1,150,000

Acquisitions	$4,000,000	$2,975,000	$2,000,000	$925,000
Debt Reduction	506,000	506,000	306,000	155,000
Working Capital	294,000	119,000	94,000	70,000
Total Use of Proceeds	$4,800,000	$3,600,000	$2,400,000	$1,150,000

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares of common stock offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares of common stock, and in approximately the same proportions. However, the lower our net proceeds, the less we would expect to use the funds in the expenditure category for working capital, and the more we would expect to use those funds for acquisitions. As can be seen in the table, the only expenditure that changes relative to the proceeds received in the Offering is the” Debt Reduction” expenditures forecasted under the circumstance where proceeds received only represent 25% of the Offering.

In the event we do not sell all of the shares of common stock being offered, we may seek additional financing to support the intended use of proceeds discussed above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.

DIVIDEND POLICY

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date hereof, the Company has 10,064,754 shares of Common Stock issued and outstanding. The Company is registering an additional 2,000,000 shares of its Common Stock for sale at an assumed offering price of $2.50 per share. The shares publicly sold through this offering must be sold at a fixed price of $2.50 per share until the shares of common stock of the Company are listed on an exchange or quoted on the OTC Bulletin Board. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (1) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (2) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (3) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (1) at the end of the offerings, will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities; (2) are not, nor have been within the preceding 12 months, a broker or dealer, and they are not, nor have they been within the preceding 12 months, an associated person of a broker or dealer; and (3) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months and they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this Prospectus and continue for a period of up to 180 days, unless extended by our board of directors for an additional 90 days.

Concurrent Offering

The Company will be offering shares of the Company’s Common Stock under the direct public offering at the same time that the Selling Shareholders will be offering shares of the Company’s Common Stock under the resale offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a Subscription Agreement; and

2.	deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection.

The Subscription Agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to EMR Technology Solutions, Inc.

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Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

No Minimum Subscription

There is no minimum number of shares that must be sold under the offering. As such, there is no guarantee that the Company will raise any funds from the offering.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

●	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	bid and offer quotations for the penny stock;

●	details of the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to any persons.

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DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 10,064,754 shares of Common Stock outstanding as of the date hereof pursuant to the financials enclosed herein. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $2.50 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 2,000,000 shares offered by the Company hereunder, at an assumed offering price of $2.50 per share the pro forma net tangible book value of the Company at December 31, 2018 would have been $0.28 per share, representing an immediate increase in tangible book value of $0.43 per share to existing shareholders and an immediate dilution of $2.20 per share to purchasers of the shares of common stock.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	2,000,000 Shares (100%)	1,500,000 Shares (75%)	1,000,000 Shares (50%)	500,000 Shares (25%)	200,000 Shares (10%)
Offering price per share	$5,000,000	3,750,000	2,500,000	1,250,000	500,000
Net tangible book value per share before Offering	$(0.15)	(0.15)	(0.15)	(0.15)	(0.15)
Increase per share attributable to new investors	$0.43	0.33	0.23	0.12	0.04
Pro forma net tangible book value per share after Offering	$0.28	0.19	0.09	(0.03)	(0.11)
Dilution per share to new investors	$(2.22)	(2.31)	(2.41)	(2.53)	(2.61)

DESCRIPTION OF PROPERTY

We maintain our current principal office at 90 Washington Valley Road, Bedminster, NJ 07921. Our telephone number at this office is (908) 997-0617. The monthly payment is $1,143 under a two-year lease, expiring January 31, 2019. It is our belief that such space is adequate for our immediate office needs. Additional space may be required as we expand our business activities, but we do not foresee any significant difficulties in obtaining additional office facilities if deemed necessary.

DESCRIPTION OF CAPITAL STOCK

General

Common Stock

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 70,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”). As of the date hereof, 10,064,754 shares of Common Stock were issued and outstanding.

The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The shares of our Common Stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the shares of our Common Stock and they all rank at equal rate or “pari passu”, each with the other, as to all benefits, which might accrue to the holders of the shares of our Common Stock. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened.

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At any general meeting, subject to the restrictions on joint registered owners of shares of our Common Stock, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each share of our Common Stock of which he is the registered owner and may exercise such vote either in person or by proxy. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Options

On December 12, 2017, the board of directors approved the issuance of ninety thousand (90,000) options, with immediate vesting on January 1, 2018, to purchase common stock of the Corporation at a value of $0.001 per share for consulting services. The options will expire five (5) years from the date of the grant, which is January 1, 2018.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, with an address at 18 Lafayette Place, Woodmere, NY 11598. The phone number for VStock Transfer LLC is (212) 828-8436.

Holders

As of the date hereof, we have 10,064,754 issued and outstanding shares of Common Stock, which are held by 36 shareholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

On January 30, 2016, the board of directors, with the approval of a majority of the shareholders of the Company, adopted the 2016 Equity Incentive Plan, which will be administered by a committee appointed by the board of directors.

On December 12, 2017, the Board of Directors approved the issuance of ninety thousand (90,000) options, with immediate vesting on January 1, 2018, to purchase common stock of the Corporation at a value of $0.001 per share for consulting services. The options will expire five (5) years from the date of the grant, which is January 1, 2018.

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Markets (“OTCQB”), there is no assurance that our application will be approved. An application for quotation on the OTCQB must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority (“FINRA”); 2) who agree to sponsor the security; and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCQB. In order for a security to be eligible for quotation by a market maker on the OTCQB, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTCQB and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTCQB upon the effectiveness of this Registration Statement of which this Prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Additional Information

We refer you to our Articles of Incorporation, Bylaws, and the applicable provisions of the Nevada Revised Statues for a more complete description of the rights and liabilities of holders of our securities.

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DESCRIPTION OF BUSINESS

Overview and Corporate Structure

EMR Technology Solutions, Inc. (hereafter referred to as the “Company” or “EMR”) is a Nevada corporation incorporated on November 3, 2015 as a holding corporation focusing on the acquisition of healthcare related technology companies. The Company’s fiscal year end is December 31. To date, the Company has financed and acquired four electronic medical records companies: (i) First Medical Solutions Corporation (“FMS”), a Florida corporation, (ii) EMRgence, LLC (“EMRG”), a Florida limited liability company, (iii) Empower Technologies, Inc., a Nevada corporation (“ETI”), and (iv) Digital Medical Solutions, Inc. (“DMSI”), a Delaware corporation, each a wholly-owned subsidiary of the Company (hereafter collectively referred to as the “Subsidiaries”).

History

EMR Technology Solutions, Inc. (“EMR” or the “Company”) was organized under the laws of the State of Nevada on November 3, 2015. EMR was formed to take advantage of the consolidation taking place in the Electronic Medical Record (“EMR”) industry. Our mission is to be a leading provider of enterprise technology solutions and services and thereby improve the exchange of healthcare information.

EMR plans to acquire and consolidate growing companies that provide proprietary products and value-added services in order to maximize client retention by offering fully integrated state of the art software solutions that comply with the standards set by the United States Federal Government Center for Medicare and Medicaid Services (the “CMS”). Through the planned combined scale and resources of EMR, we believe its acquired subsidiaries can leverage and accelerate time-to-market, market share growth, and strategic alliance partnering.

Electronic Medical Record Industry

The CMS estimates United States health care spending in 2016 at $3.4 trillion, or 17.8 percent of Gross Domestic Product (GDP), and projects it to be 19.9 percent of GDP by 2025. National health spending is projected to grow at an average rate of 5.6 percent per year for 2016-2025. There are approximately 430,150 primary care and approximately 474,406 specialist physicians practicing in the US today, for a total of approximately 904,556 physicians who require an EMR system. It is estimated that 30% of those practicing physicians have not implemented an EMR system. Most of the systems in use today are the result of programs written before the software technology advances that are available today. As a result, 38% of physicians polled indicated that they intended to replace their existing EMR systems.

The Health Information Technology for Economic and Clinical Health (HITECH) provisions within the American Recovery and Reinvestment Act (ARRA) offer incentives for health care organizations to modernize operations through “Meaningful Use” of Healthcare Information Technology (“HCIT”) and will begin to penalize health care organizations for non-compliance in the coming years. There are increasing requirements to report quality metrics. As providers position themselves for these shifts, there has been an increase in industry consolidation, with health systems acquiring hospitals, physician practices, and other venues to control more of the care continuum and achieve economies of scale. The objective of EMR is to take advantage of this disparity and utilize state of the art technology to provide software and services that provide for seamless “Patient Appointment to Verified Payment” for the doctors’ offices. We believe that an additional growth driver for EMR is the importance for interoperability between providers and other healthcare constituents. We believe this is an excellent opportunity to consolidate smaller entities in this highly fragmented industry that would not otherwise have the scale necessary to compete in today’s healthcare market.

The modern American healthcare industry is characterized by inefficiencies, waste, complexity, an underutilization of technology and a lack of transparency. According to a report issued by the Institute of Medicine, approximately $2.6 trillion dollars were spent in the United States on healthcare in 2011, of which $750 billion dollars were wasteful spending that did not improve the quality of care that patients received. An April 2012 study cited by Health Affairs, a health policy journal, estimates that between $476 billion and $992 billion dollars of healthcare spending in 2011 was wasted, with a third of that waste being funded by Medicare and Medicaid programs. According to the CMS, health spending is projected to grow at an average rate of 5.7 percent from 2013 through 2023, which is 1.1 percentage points faster than expected average annual growth of the GDP. Healthcare spending in the United States is widely viewed as growing at an unsustainable rate, and policymakers and payers are continuously seeking ways to reduce that growth.

The Affordable Care Act and other recent legislative, regulatory and industry drivers are directed toward addressing many of these challenges. For decades, the U.S. healthcare delivery system has been characterized by a vast cottage industry of small, independent practices functioning in a low-technology fee-for-service environment. During 2013, there were more than approximately 500,000 U.S. physicians practicing in ambulatory care settings and it is estimated that approximately 70% of these providers are practicing in groups with 10 or fewer physicians. Recent changes in the industry, including legislative reform and increasing reimbursement complexity, have created significant opportunities for EMR, as traditional practice tools are not well-suited for the modern medical practice.

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New laws and payer requirements have further complicated insurance reimbursement processes. For example, Medicare, Medicaid and commercial insurances are increasingly requiring proof of adherence to best practices and improved patient health outcomes to support full reimbursement. Moreover, an upcoming shift to a new generation of insurance codes will dramatically increase the complexity associated with selecting appropriate procedure and diagnosis codes needed to support proper claim reimbursement.

Since 2011, the federal government has offered financial incentives to eligible healthcare providers who adopt and meaningfully use electronic health records technology. Beginning in 2015, providers who are not meaningfully using this technology incurred penalties and these penalties will increase every year through 2019. While these incentives and looming penalties have encouraged many providers to adopt and meaningfully use electronic health records software, we believe that most providers are not utilizing an integrated platform that combines practice management, business intelligence, and revenue cycle management. The lack of an integrated platform leaves them ill-equipped to address the multitude of rapidly growing industry challenges.

The market for electronic medical record solutions and related services is highly competitive, and we expect competition to increase in the future. We face competition from other providers of both integrated and stand-alone, EMR solutions, including competitors who utilize web-based platforms and providers of locally installed software systems. Many of our ERM competitors have longer operating histories, greater brand recognition and greater financial, marketing and other resources. We expect that competition will continue to increase as a result of incentives provided by the HITECH Act, and consolidation in both the information technology and healthcare industries.

Services

EMR, through its subsidiaries, provides electronic medical record services for the ambulatory care markets to 220 medical practices servicing 650 physicians in 38 states. An electronic medical record is a digital version of a paper chart that contains all of a patient’s medical history from one practice. An EMR is mostly used by providers for diagnosis and treatment. An EMR is more beneficial than paper records because it allows providers to:

●	Track data over time

●	Identify patients who are due for preventive visits and screenings

●	Monitor how patients measure up to certain parameters, such as vaccinations and blood pressure readings

●	Improve overall quality of care in a practice

We offer a suite of fully-integrated web or client based software for secure patient information and business services designed for healthcare providers. Our products and services offer healthcare providers a unified solution designed to meet the healthcare industry’s demand for the delivery of cost-efficient, quality care with the ability to measure patient outcomes. The healthcare providers can track patients from their initial appointments; chart clinical data, history, and other personal information; as well as enter and submit claims for medical services and review and respond to queries for additional information regarding the billing process.

We have a proven and experienced senior management team.  Our President and Chief Executive Officer, John X. Adiletta, and Chief Technology Officer, Denis Salins combine over 50 years of experience in the technology and financial services industries, including significant experience in the implementation of strategic marketplace plans, sales, operations, acquisitions, and coordination of assets and personnel.

Growth Strategy

Our growth strategy includes focusing on the ambulatory care market and acquiring small and mid-sized electronic medical records companies and other providers of healthcare services and then migrating the customers of those companies to our solutions. The electronic medical record industry is highly fragmented, with many local and regional electronic medical record companies serving small medical practices. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions and organic growth. We estimate that there are more than 2,500 companies in the United States providing electronic medical record services. We further believe that it is becoming increasingly difficult for traditional electronic medical record companies to meet the growing technology and business service needs of healthcare providers without a significant investment in information technology infrastructure.

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Our growth strategy involves three primary approaches: (i) acquiring EMR companies and then migrating the customers of those companies to our solutions, (ii) selling our solutions directly to healthcare providers practicing in ambulatory settings, and (iii) acquiring providers of other healthcare services such as third-party insurance administrators and revenue cycle management companies. We intend to distribute our solutions through our websites, endorsements from medical groups and associations, and referrals from existing clients.

Market Development

Currently, we offer a suite of fully-integrated web or client based software for secure patient information and business services designed for healthcare providers. Our products and services offer healthcare providers a unified solution designed to meet the healthcare industry’s demand for the delivery of cost-efficient, quality care with the ability to measure patient outcomes. The healthcare providers can track patients from their initial appointments; chart clinical data, history, and other personal information; as well as enter and submit claims for medical services and review and respond to queries for additional information regarding the billing process.

Competition

The market for electronic medical record solutions and related services is highly competitive, and we expect competition to increase in the future. We face competition from other providers of both integrated and stand-alone, EMR solutions, including competitors who utilize web-based platforms and providers of locally installed software systems. Many of our ERM competitors have longer operating histories, greater brand recognition and greater financial, marketing and other resources. We expect that competition will continue to increase as a result of incentives provided by the HITECH Act, and consolidation in both the information technology and healthcare industries.

Private Placement and Acquisitions

Private Placement with PTS, Inc.

Effective August 23, 2016, EMR entered into an Investor Stock Subscription Agreement (“Agreement”) with PTS, Inc. (the “Investor”), a corporation incorporated under the laws of the State of Nevada and controlled by our Chief Financial Officer, in which the Investor agreed to purchase up to 3,700,000 shares of EMR’s common stock for $2,000,000 in tranches based on certain milestones. On August 23, 2016, the Investor purchased 656,751 shares of common stock for $355,000. On September 22, 2016, the Investor purchased 925,001 shares of common stock for $500,000 that was used to close two acquisitions. On December 29, 2016, the Investor purchased 92,500 shares of common stock that was used for working capital. On January 13, 2017, the Investor purchased 550,001 shares of common stock for $300,000 that was used to close an acquisition. On March 17, 2017, the Investor purchased 1,387,501 shares of common stock for $750,000 that was used to close an acquisition. On April 6, 2018, the Board of Directors of the Company approved an amendment to the Investor Stock Subscription Agreement reducing the number of shares of the Company’s common stock to be issued to the Investor to 3,611,754 shares for $1,955,000.

Acquisition of First Medical Solutions Corporation

Effective September 23, 2016, EMR entered into a Stock Purchase Agreement (“SPA”) in which EMR purchased all of the shares of First Medical Solutions Corporation, a Florida corporation (“FMS”). Pursuant to the SPA, EMR acquired FMS whereby FMS became a wholly owned subsidiary of EMR. FMS has developed a proprietary and fully integrated software program for the healthcare industry, targeting the ambulatory care market for electronic medical records. The purchase price was $977,250 of which $250,000 was paid in cash at closing, $27,250 was paid in the form of 50,000 shares of EMR’s common stock, and EMR issued a three-year convertible promissory note (the “FMS Note”) for $700,000. The FMS Note has an interest rate of 10% per annum for a period of two years and fully amortizes during the third year. The results of operations for the acquired entity will be included in consolidated statements of operations beginning September 23, 2016. The purchase was financed through the use of the proceeds of the Agreement with the Investor disclosed above. On October 31, 2016, the Board of Directors approved the request by the holder of the FMS Note to convert $200,000 principal of the FMS Note into 200,000 shares of the Company’s common stock which resulted in a loss on conversion of debt of $72,000. On November 15, 2017, the Board of Directors approved an amendment to the FMS Note changing the conversion provision from $3.00 per share to $1.00 per share. On December 31, 2017, the Board of Directors approved the request by the holder of the FMS Note to convert $25,000 of interest due into 25,000 shares of the Company’s common stock.

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Acquisition of EMRgence LLC

Effective September 26, 2016, EMR entered into a Purchase Agreement (“PA”) in which EMR purchased all of the membership interests of EMRgence, LLC (“EMRG”), a Florida limited liability company. Pursuant to the PA, EMR acquired EMRG whereby EMRG became a wholly owned subsidiary of EMR. EMRG has developed a proprietary software program for the healthcare industry, targeting the vascular care market for electronic medical records. The purchase price was $500,000 of which $300,000 was paid in cash at closing and EMR issued a three-year convertible promissory note (the “EMRG Note”) in favor of EMRG in the amount of $200,000. The EMRG Note has an interest rate of 6% per annum for a period of two years and fully amortizes during the third year. The results of operations for the acquired entity will be included in consolidated statements of operations beginning September 26, 2016. The purchase was financed through the use of proceeds of the Agreement with the Investor disclosed above. On November 7, 2016, an additional purchase price payment of $11,907 was paid to the Seller for net revenues earned for the period from September 1, 2016 through September 25, 2016. On December 29, 2017, the EMRG Note was amended to change the beginning amortization period from December 31, 2017 to March 31, 2018 for $50,000 and 7 equal quarterly installments of $25,000 each thereafter and the interest rate was increased from 6% to 8% annually. On March 31, 2018, the EMRG Note was amended to change the beginning amortization period from March 31, 2018 to October 1, 2018 for $100,000 and 4 equal quarterly installments of $25,000 each thereafter.

Acquisition of Empower Technologies, Inc.

Effective January 1, 2017 (the “Effective Date”), EMR Technologies Solutions, Inc., a Nevada corporation (the “Company”) entered into a Purchase Agreement (“Agreement”) by and among Empower Technologies, Inc., a Nevada corporation (“ETI”), and its sole shareholder Dr. John F. Stagl (the “Seller” and together with ETI and the Company, the “Parties”).  Pursuant to the Agreement, the Company purchased all of the Capital Stock (as defined in the Agreement) of ETI from the Seller (the “ETI Shares”) in exchange for (i) $450,000, subject to certain post-closing adjustments for working capital and deferred revenue, consisting of (a) $300,000 in cash, and (b) a Convertible Promissory Note (the “Note”) issued in favor of the Seller in the principal amount of $150,000 payable over a 36 month period, with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share (the “Purchase Price”). On January 16, 2017, accordance with the terms and conditions of the Agreement, ETI became a wholly owned subsidiary of the Company (the “Closing Date”). The post-closing adjustments referenced above consisted of $4,648 reduction in cash at closing for working capital and a reduction of the convertible promissory note of $50,000 for deferred revenue.

On the Closing Date, in connection with the Purchase Agreement, the Parties entered into a Non-Competition and Non-Disclosure Agreement (the “Non-Compete Agreement”). Pursuant to the Non-Compete Agreement, for a period of three years from the Closing Date, the Seller shall not, either for himself or through any other person, firm, corporation or other entity, directly or indirectly, engage in the same or similar business as ETI as an owner, employee, agent or partner or serve in an executive or other employment position with any other entity which operates a business that develops, sells or distributes services or software for electronic medical records within a 100 mile radius of any location where ETI has sold or distributed services or software for electronic medical records.

On January 13, 2017, the Investor purchased 550,001 shares of common stock for $300,000 that was used to close the acquisition.

Acquisition of Digital Medical Solutions Inc.

Effective January 1, 2017 (the “Effective Date”), EMR Technologies, Inc., a Nevada corporation (the “Company”) entered into a Purchase Agreement (“Agreement”) by and among Digital Medical Solutions, Inc., a Delaware corporation (“DMSI”), and its sole shareholder Dr. Joseph J. Memminger III (the “Seller” and together with DMSI and the Company, the “Parties”). Pursuant to the Agreement, the Company purchased all of the Capital Stock (as defined in the Agreement) of DMSI from the Seller (the “DMSI Shares”) in exchange for (i) $1,000,000, subject to certain post-closing adjustments for working capital and earnings before interest, taxes, depreciation, and amortization, consisting of (a) $750,000 in cash, and (b) a Convertible Promissory Note (the “Note”) issued in favor of the Seller in the principal amount of $250,000 payable over a 36 month period, with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share (the “Purchase Price”). On March 15, 2017, accordance with the terms and conditions of the Agreement, DMSI became a wholly owned subsidiary of the Company (the “Closing Date”). On December 20, 2017, the Agreement was amended to remove the purchase price adjustment for EBITDA. On December 20, 2017, the Note was amended to change the interest only period from one year to two years, changing the beginning of principal payments from December 31, 2017 to December 31, 2018 and to increase the annual interest rate from 6% to 8% commencing January 1, 2018. On December 22, 2017, the Board of Directors approved an amendment to the Note changing the conversion provision from $3.00 per share to $1.00 per share. On December 29, 2017, the Board of Directors approved the request by the holder of the DMSI Note to convert $50,000 principal of the DMSI Note into 50,000 shares of the Company’s common stock.

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On the Closing Date, in connection with the Purchase Agreement, the Parties entered into a Non-Competition and Non-Disclosure Agreement (the “Non-Compete Agreement”). Pursuant to the Non-Compete Agreement, for a period of three years from the Closing Date, the Seller shall not, either for himself or through any other person, firm, corporation or other entity, directly or indirectly, engage in the same or similar business as DMSI as an owner, employee, agent or partner or serve in an executive or other employment position with any other entity which operates a business that develops, sells or distributes services or software for electronic medical records within a 100 mile radius of any location where DMSI has sold or distributed services or software for electronic medical records.

On March 17, 2017, the Investor purchased 1,387,501 shares of common stock for $750,000 that was used to close the acquisition.

Effective October 23, 2017, the Company entered into Investor Stock Subscription Agreements with fifteen individual investors to purchase up to 3,000 shares of the Company’s common stock at a price per share equal to $1.00.

Integration of Acquisitions

Our revenue model is based on organic growth of operations, the acquisition of established operations in new markets as well as being able execute value-adding, tuck-in acquisitions. We hope to direct acquisition efforts towards those markets in which in which we would be able to provide vertically integrated healthcare technology products and.  Prior to acquisition, we analyze each prospective target for cost savings through the elimination of inefficiencies and excesses that are typically associated with private companies competing in fragmented industries.  We aim to realize synergies from consolidating businesses into our existing operations, which we believe will allow us to reduce capital and expense requirements associated with software development and maintenance, personnel, and back-office administration.

Employees

As of May 14, 2018, the Company had four full-time and three part-time employees.

Reports to Security Holders.

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

The Board of Directors acts as the Audit Committee and the Board of Directors has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. The Company intends to continue to search for a qualified individual for hire.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Special Note Regarding Forward-Looking Statements

This registration statement and other reports filed by our Company from time to time with the U.S. Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including those set forth in the Risk Factors beginning on page 3. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this report.

Overview

We intend for this discussion to provide information that will assist in understanding our consolidated financial statements, the changes in certain key items in those consolidated financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our consolidated financial statements. This discussion should be read in conjunction with our consolidated financial statements and accompanying notes for the fiscal years ended December 31, 2017 and December 31, 2016.

General Overview of Our Business

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Business Overview

The Company is a Nevada corporation incorporated on November 3, 2015 as a holding corporation focusing on the acquisition of healthcare related technology companies. The Company’s fiscal year end is December 31. To date, the Company has financed and acquired four electronic medical records companies.

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Plan of Operation

The Company has three operating objectives for the next twelve months. The first is to complete the integration of the existing four acquisitions. The second objective is to grow the Company organically by adding new clients to the FMS platform. The third objective is to complete 2-3 more acquisitions to at least double the Company in size.

Results of Operations

Summary of Statements of Operations for the Years Ended December 31, 2017 and December 31, 2016.

	For the Year ended December 31, 2017	For the Year ended December 31, 2016
Revenues	$635,765	$58,193
Cost of revenues	$(145,217)	$(26,267)
Selling, General and Administrative	$(934,313)	$(2,012,015)
Amortization	$(846,510)	$(120,902)
Other expense	$(87,141)	$(88,936)
Net loss	$(1,377,416)	$(2,189,927)
Loss per common share - basic	$(0.14)	$(0.50)

Revenues

Revenues of $635,765 for the year ended December 31, 2017, increased by $577,572 over revenues of $58,193 for the year ended December 31, 2016. This was primarily attributable to the acquisitions of ETI in January 2017 and DMSI in March 2017, along with a full year of operations for EMRG. EMRG represented $140,284 of the increase, while ETI contributed $153,678 and DMSI contributed $283,610.

Cost of Revenues

Cost of revenues of $145,217 for the year ended December 31, 2017, increased by $118,950 over cost of revenues of $26,267 for the year ended December 31, 2016. This was primarily attributable to the acquisitions of ETI in January 2017 and DMSI in March 2017, along with a full year of operations for EMRG. EMRG represented $74,523 of the increase, while DMSI contributed $44,697.

Selling, General and Administrative Expenses

Selling, General and Administrative Expenses of $934,313 for the year ended December 31, 2017, decreased by $1,077,702 over selling, general and administrative expenses of $2,012,015 for the year ended December 31, 2016. The decrease in selling, general and administrative expenses was primarily attributable to EMR consulting fees of $1,620,000 in 2016 offset by an increase in selling, general, and administrative expenses resulting from the acquisitions of ETI in January 2017 and DMSI in March 2017, along with a full year of operations for EMRG. EMRG represented $54,914 of the increase, while FMS contributed $117,117 of the increase in software development costs, ETI contributed $71,043, and DMSI contributed $50,569.

Amortization Expense

Amortization expense of $846,510 for the for the year ended December 31, 2017, increased by $725,608 over amortization expense of $120,902 for the year ended December 31, 2016. This was primarily attributable to a full year of amortization for FMS and EMRG as well as the acquisitions of ETI in January 2017 and DMSI in March 2017. FMS represented $236,513 of the increase, EMRG represented $89,829 of the increase, ETI represented $172,756 of the increase, and DMSI represented $22,050 of the increase.

Other Expense

Other Expense of $87,141 the year ended December 31, 2017, increased by $1,795 over other expense of $88,936 for the year ended December 31, 2016. This was primarily due to the increase in interest expense resulting from acquisitions of FMS and EMRG in September 2016, ETI in January 2017 and DMSI in March 2017 and offset by a decrease in loss on conversion of debt of $72,000.

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Net Loss

Net Loss of $1,377,416 for the year ended December 31, 2017, decreased by $812,511 over Net Loss of $2,189,927 for the year ended December 31, 2016. This decrease was primarily due to the decrease in selling, general, and administrative expenses offset by increases in revenues, cost of revenues, amortization, and other expense described above.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2017 compared to December 31, 2016.

	December 31, 2017	December 31, 2016
Current Assets	$75,723	$58,765
Current Liabilities	$794,178	$82,901
Working Capital (Deficit)	$(718,455)	$(24,136)

At December 31, 2017, we had working capital deficit of $718,455 as compared to working capital deficit of $24,136 at December 31, 2016, an increase in working capital deficit of $694,319.

Financings

Effective August 23, 2016, the Company entered into an Investor Stock Subscription Agreement (“Agreement”) with an entity controlled by our Chief Financial Officer to purchase up to 3,700,000 shares of the Company’s common stock for $2,000,000 in tranches based on certain milestone events. On August 23, 2016, the Investor purchased 656,751 shares of common stock for $355,000. On September 22, 2016, the Investor purchased 925,001 shares of common stock for $500,000 that was used to close two acquisitions. On December 29, 2016, the Investor purchased 92,500 shares of common stock for $50,000 that was used for working capital. On January 13, 2017, the Investor purchased 550,001 shares of common stock for $300,000 that was used to close an acquisition. On March 17, 2017, the Investor purchased 1,387,501 shares of common stock for $750,000 that was used to close an acquisition. On April 6, 2018, the Board of Directors of the Company approved an amendment to the Investor Stock Subscription Agreement reducing the number of shares of the Company’s common stock to be issued to the Investor to 3,611,754 shares for $1,955,000.

Effective September 23, 2016, EMR entered into a Stock Purchase Agreement in which EMR purchased all of the shares of First Medical Solutions, Inc., a Florida corporation. As part of the consideration, the Company issued a three-year convertible promissory note for $700,000 and issued 50,000 shares of the Company’s common stock with a fair value of $27,250. On October 31, 2016, the Board of Directors approved the request by the holder of the FMS Note to convert $200,000 principal of the FMS Note into 200,000 shares of the Company’s common stock which resulted in a loss on conversion of debt of $72,000. On December 31, 2017, the Board of Directors approved the request by the holder of the FMS Note to convert $25,000 of interest due into 25,000 shares of the Company’s common stock.

Effective September 26, 2016, EMR entered into a Purchase Agreement in which EMR purchased all of the membership interests of EMRgence, LLC (“EMRG”), a Florida limited liability company. As part of the consideration, the Company issued a three year convertible promissory note for $200,000.

Effective January 1, 2017 (the “Effective Date”), EMR entered into a Purchase Agreement in which EMR purchased all of the shares of Empower Technologies, Inc., a Nevada corporation. As part of the consideration, the Company issued a three year convertible promissory note for $150,000.

Effective January 1, 2017 (the “Effective Date”), EMR entered into a Purchase Agreement in which EMR purchased all of the shares of Digital Medical Solutions, Inc., a Florida corporation. As part of the consideration, the Company issued a three year convertible promissory note for $250,000. On December 29, 2017, the Board of Directors approved the request by the holder of the DMSI Note to convert $50,000 principal of the DMSI Note into 50,000 shares of the Company’s common stock.

23

Effective October 23, 2017, the Company entered into Investor Stock Subscription Agreements with fifteen individual investors to purchase up to 3,000 shares of the Company’s common stock at a price per share equal to $1.00.

Our Auditors Have Raised Substantial Doubts as to Our Ability to Continue as a Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern. The Company has experienced recurring losses from operations which have caused an accumulated deficit of $3,571,502 at December 31, 2017.

The ability of the Company to continue its operations as a going concern is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

As of May 14, 2018, the Company had no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Revenue Recognition

The Company follows paragraph 606 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) title has passed to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant accounting estimates and assumptions affecting the consolidated financial statements were the estimates and assumptions used in valuation of equity and derivative instruments. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

24

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Stock Based Compensation

All stock-based payments to employees, non-employee consultants, and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period. Stock- based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable the measurement date is the date the award is issued.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (“U.S. GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Recent Accounting Pronouncements

In April 2016, the FASB issued ASU 2016–10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing “The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

 In May 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-09, Compensation- Stock Compensation (Topic718) Clarifying share-based payment modification guidance. The amendments in this update clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date, with early adoption permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers have an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. There are no family relationships between any of our directors or executive officers. Directors serve one year terms. Our executive officers are appointed by and serve at the pleasure of the board of directors.

Name	Current Age	Position
John X. Adiletta	69	Chairman of the Board of Directors, President, and Chief Executive Officer
Denis Salins	33	Chief Technology Officer
Lowell Holden	74	Chief Financial Officer and Director
Sean Carrick	49	Director

John X. Adiletta, Chairman, President and Chief Executive Officer - Mr. Adiletta has been the Chairman, President and Chief Executive Officer since November 2015. He is a consummate business executive with a dynamic career combining operational, financial, and sales management responsibilities within highly competitive organizations, industries, and markets. He has demonstrated expertise in implementing acquisition programs and strategies to support organizational growth. He also has extensive expertise in building, revitalizing, and optimizing a company’s organizational infrastructure, processes, measurement systems, and sales/marketing strategies to maximize results. Presently Mr. Adiletta serves as a Director of Skkynet Cloud Systems, Inc. (OTCQB: SKKY) and is the founder of PCS Management Group, a management advisory firm established in 1993. Mr. Adiletta has a BA degree from Clark University.

Denis Salins, Chief Technology Officer - Mr. Salins is the creative force behind the design and development of the EMR software. Mr. Salins has a deep knowledge of experts in the design, development and delivery of advanced computer concepts and technologies to meet business, clinical, and financial needs, while maintaining a competitive edge. Previously, he was the CIO of eQualITy Services where his proven leadership capabilities in managing IT operations, cutting costs, and providing workable strategies for maximum effectiveness were utilized. He has a demonstrated ability to motivate staff to maximize productivity and control costs through the most effective uses of manpower and available resources. Mr. Salins has a BS degree from Florida Atlantic University.

Lowell Holden, Chief Financial Officer and Director – Mr. Holden has been the Chief Financial Officer of the Company since September of 2016. Since 1983, Mr. Holden has owned and operated his own consulting firm, LS Enterprises, Inc., which provides business consulting, accounting and other services to businesses. Mr. Holden has a broad range of business experience including managing, securing financing, structuring of transactions, and is experienced and knowledgeable in managing relationships with customers, financing institutions and stockholders. Since July 2014, Mr. Holden has served as the Chief Financial Officer and a Director of Nascent Biotech, Inc. (OTCPink: NBIO), which is actively developing its primary asset Pritumumab for the treatment of brain cancer and pancreatic cancer. Presently Mr. Holden serves as the Chief Financial Officer of Skkynet Cloud Systems, Inc. (OTCQB: SKKY) and Chief Executive Officer and director of PTS, Inc. (OTCPink: PTSH). Mr. Holden also has a background in assisting companies in fulfilling their financial auditing and SEC reporting requirements. Mr. Lowell Holden has a BS degree from Iowa State University.

Sean Carrick – Director – Mr. Carrick brings to the Company a career that spans more than 25 years of experience building and leading successful medical device, pharmaceutical and biotech companies in large, mid-cap and venture-backed stages. Since July 2014, Mr. Carrick has served as the President and a Director of Nascent Biotech, Inc. (OTCPink: NBIO). Previously, Mr. Carrick served as President of Silver Star Mining Corporation from January 2013 to November 2013, where he was responsible for business management and strategic direction. Prior to Silverstar, Mr. Carrick served as Director of Sales, Southern US, from August 2010 through November 2012 at Maquet Medical Systems, and Florida Director of Sales at the Linvatec Division of Conmed Corporation from December 2007 through July 2010. Mr. Carrick holds a BS Degree in Economics and Business Administration from Duquesne University and strategic leadership and management certificates from the Cogency Group, Eckerd College, and Maquet Medical Systems.

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Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

The Board of Directors acts as the Audit Committee and the Board of Directors has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. The Company intends to continue to search for a qualified individual for hire.

Code of Ethics

We have adopted a Code of Ethics which covers the Chief Executive Officer and Chief Financial Officer, which is administered and monitored by the Board of Directors as a whole.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission (SEC) require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we determined that no director, executive officer or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during the year ended December 31, 2016.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John X. Adiletta	2016	—	100,000	—	—	—	—	—	100,000
Chief Executive Officer	2017	165,000	—	—	—	—	—	—	165,000

Denis Salins	2016	—	—	—	—	—	—	—	—
Chief Technology Officer	2017	150,000	—	—	—	—	—	—	150,000

Lowell Holden	2016	—	100,000	—	—	—	—	—	100,000
Chief Financial Officer	2017	—	—	13,636	—	—	—	—	13,636

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Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of December 31, 2017.

Director Compensation

On October 5, 2017, two (2) members of the Board of Directors of the Company were each issued twenty-five thousand shares (25,000) of the Company’s common stock as compensation for services in such capacity.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plans. All decisions regarding compensation are determined by our Board of Directors. On October 17, 2017, ten thousand (10,000) shares of the Company’s common stock were issued to a non-executive employee of the Company as a bonus for performance. On January 17, 2018, seventy-five hundred (7,500) shares of the Company’s common stock were issued to a non-executive employee of the Company as a bonus for performance.

Options and Stock Appreciation Rights

On January 30, 2016, the Board of Directors, with the approval of a majority of the shareholders of the Company, adopted the 2016 Equity Incentive Plan (the “Plan”) which will be administered by a committee appointed by the Board of Directors.

On December 12, 2017, the Board of Directors approved the issuance of ninety thousand (90,000) options at $0.001 per share to a third party for services effective January 1, 2018.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer, and we are not obligated to pay severance or other enhanced benefits to our executive officer upon termination of his employment.

Employment Agreements

Currently, the Company has no employment agreements.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serve at the discretion of the Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

As of May 14, 2018, our authorized capitalization was 70,000,000 shares of common stock $0.001 par value per share. As of the same date, there are 10,064,754 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth, as of May 14, 2018, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

NAME OF OWNER	NUMBER OF COMMON SHARES OWNED(2)(3)	PERCENTAGE OF COMMON STOCK (1)

John X. Adiletta c/o EMR Technology Solutions, Inc. 90 Washington Valley Road Bedminster, NJ 07921	2,500,000	24.84%

Denis Salins c/o EMR Technology Solutions, Inc. 90 Washington Valley Road Bedminster, NJ 07921	275,000	2.73%

Lowell Holden c/o EMR Technology Solutions, Inc. 90 Washington Valley Road Bedminster, NJ 07921	25,000	.25

Sean Carrick c/o EMR Technology Solutions, Inc. 90 Washington Valley Road Bedminster, NJ 07921	25,000	.25
All Directors and Officers as a Group	2,825,000	28.07%
PTS, Inc.(4) 28494 Westinghouse Place Suite 213 Valencia, CA 91355	3,611,754	35.88%
All 5% Shareholders as a Group	3,611,754	35.88%
All Directors, Officers and 5% Shareholders as a Group	6,436,754	63.95%

(1)	Based on 10,064,754 shares of common stock outstanding as of May 14, 2018.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.

(3)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

(4)	PTS Inc. is a Nevada Corporation. Mr. Lowell Holden is the Chief Executive Officer and Director of PTS, Inc. and Ms. Jennifer Wang is a Director of PTS Inc. and accordingly, have voting and dispositive power over the shares.

Changes in Control

We are not aware of any arrangements that may result in changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective August 23, 2016, the Company entered into an Investor Stock Subscription Agreement (“Agreement”) with an entity controlled by our Chief Financial Officer to purchase up to 3,700,000 shares of the Company’s common stock for $2,000,000 in tranches based on certain milestone events. On August 23, 2016, the Investor purchased 656,751 shares of common stock for $355,000. On September 22, 2016, the Investor purchased 925,001 shares of common stock for $500,000 that was used to close two acquisitions. On December 29, 2016, the Investor purchased 92,500 shares of common stock for $50,000 that was used for working capital. On January 13, 2017, the Investor purchased 550,001 shares of common stock for $300,000 that was used to close an acquisition. On March 17, 2017, the Investor purchased 1,387,501 shares of common stock for $750,000 that was used to close an acquisition. The remaining investments are subject to the company reaching certain milestones under the agreement.

On September 12, 2016, the Company paid $200,000 in bonuses to the Chief Executive Officer and Chief Financial Officer with whom the Company does not have employment agreements.

On October 31, 2016, the Board of Directors approved the request by the holder of the FMS Note, who is an officer of the Company, to convert $200,000 principal of the FMS Note into 200,000 shares of the Company’s common stock.

On October 5, 2017, two members of the Board of Directors of the Company were each issued twenty-five thousand shares of the Company’s common stock as compensation for services in such capacity.

On October 17, 2017, ten thousand shares of the Company’s common stock were issued to a non-executive employee of the Company as a bonus for performance.

On December 31, 2017, the holder of the FMS Note converted $25,000 of interest due for 25,000 shares of common stock.

LEGAL MATTERS

Lucosky Brookman LLP will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

EXPERTS

Liggett & Webb, P.A, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Liggett & Webb, P.A has presented its report with respect to our audited financial statements upon authority of such firm as experts in accounting and auditing.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Nevada law provide that none of our officers or directors will be personally liable to the Company or its stockholders for any damages as a result of any act or failure to act in his or her capacity as an officer or director unless it is proven that:

●	The officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and,

●	The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover damages from an officer or director for his or her breach of a fiduciary duty unless such breach involved intentional misconduct, fraud or a knowing violation of law. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against an officer or director for his or her acts or failure to act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. John X. Adiletta, our Chief Executive Officer.

30

EMR TECHNOLOGY SOLUTION, INC.

PAGE	F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-3	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2017, AND DECEMBER 31, 2016

PAGE	F-4	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2016 AND DECEMBER 31, 2016

PAGE	F-5	CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016

PAGE	F-6	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016

PAGES	F-7- F-17	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

EMR Technology Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of EMR Technology Solutions, Inc. and Subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $1,377,416, a working capital deficit of $718,455, and an accumulated deficit of $3,571,502. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

We have served as the Company’s auditor since 2016

Boynton Beach, Florida

March 30, 2018

F-2

EMR TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND DECEMBER 31, 2016

	December 31, 2017	December 31, 2016

ASSETS
Current Assets:
Cash and cash equivalents	$8,969	$42,186
Accounts receivable, net	66,754	16,579
Total Current Assets	75,723	58,765

Property and equipment, net	--	818

Other Assets:
Security Deposit	1,450	--
Software, net	988,838	1,025,169
Customer lists, net	856,898	327,596
Covenant not to compete, net	37,794	3,767
Total other assets	1,884,980	1,356,532

TOTAL ASSETS	$1,960,703	$1,416,115

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$332,760	$48,214
Accrued expenses	110,008	34,687
Deferred revenue	51,410	--
Promissory notes – current portion	175,000	--
Promissory notes – related party – current portion	125,000	--
Total Current Liabilities	794,178	82,901

Promissory note – related party – non-current	375,000	500,000
Promissory notes – non-current	375,000	200,000
TOTAL LIABILITIES	1,544,178	782,901

Commitments and Contingencies (See Note 5)	--	--

Stockholders’ Equity:
Common Stock, 70,000,000 shares authorized, $.001 par value, 10,049,754 and 7,974,252 shares issued and outstanding in 2017 and 2016, respectively	10,050	7,974
Additional paid in capital	3,977,977	2,819,326
Accumulated deficit	(3,571,502)	(2,194,086)
Total stockholders’ equity	416,525	633,214

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,960,703	$1,416,115

The Notes to the Consolidated Financial Statements are an integral part of these statements.

F-3

EMR TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016

	For the Year ended December 31, 2017	For the Year ended December 31, 2016

Revenues
Service revenues	$123,823	$20,488
Contract revenues	511,942	37,705
Total revenues	635,765	58,193

Cost and expenses:
Cost of revenues	145,217	26,267
Selling, general and administrative expense	934,313	2,012,015
Amortization expense	846,510	120,902
Total operating expenses	1,926,040	2,159,184

Loss from operations	(1,290,275)	(2,100,991)

Other Income (Expense)
Loss on conversion of debt	--	(72,000)
Interest expense	(87,141)	(16,936)
Total other income (expense)	(87,141)	(88,936)

Loss before income taxes	(1,377,416)	(2,189,927)

Provision for income taxes	--	--

Net Loss	$(1,377,416)	$(2,189,927)

Basic and diluted net loss per common share	$(0.14)	$(0.50)

Basic and diluted Weighted Average Number of Common Shares	9,604,882	4,388,597

The Notes to the Consolidated Financial Statements are an integral part of these statements.

F-4

EMR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

					Total
			Additional		Stockholders’
	Common Stock		Paid in	Accumulated	Equity
	Shares	Par Value	Capital	Deficit	(Deficit)

Balance at December 31, 2015	2,500,000	$2,500	$—	$(4,159)	$(1,659)

Issuance of Common Stock for services	550,000	550	—	—	550

Issuance of Common Stock for cash	656,751	657	354,343	—	355,000

Issuance of Common Stock for cash	925,001	925	499,075	—	500,000

Issuance of Common Stock for acquisition of FMS	50,000	50	27,200	—	27,250

Issuance of Common Stock for services	3,000,000	3,000	1,617,000	—	1,620,000

Issuance of Common Stock for partial conversion of convertible promissory note	200,000	200	271,800	—	272,000

Issuance of Common Stock for cash	92,500	92	49,908	—	50,000

Net Loss	—	—	—	(2,189,927)	(2,189,927)

Balance at December 31, 2016	7,974,252	7,974	2,819,326	(2,194,086)	633,214

Issuance of Common Stock for cash	550,001	550	299,450	—	300,000

Issuance of Common Stock for cash	1,387,501	1,388	748,612	—	750,000

Issuance of Common Stock for Director services	50,000	50	27,222	—	27,272

Issuance of Common Stock for Employee services	10,000	10	5,445	—	5,455

Issuance of Common Stock for cash	3,000	3	2,997	—	3,000

Issuance of Common Stock for conversion of interest	25,000	25	24,975	—	25,000

Issuance of Common Stock for conversion of principal	50,000	50	49,950	—	50,000

Net Loss	—	—	—	(1,377,416)	(1,377,416)

Balance at December 31, 2017	10,049,754	$10,050	$3,977,977	$(3,571,502)	$416,525

The Notes to the Consolidated Financial Statements are an integral part of these statements.

F-5

EMR TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	For the Year ended December 31, 2017	For the Year ended December 31, 2016

Cash Flows From Operating Activities:
Net Loss	$(1,377,416)	$(2,189,927)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	32,727	1,620,550
Amortization	846,511	120,902
Depreciation	818	596
Provision for Bad Debt	31,237	--
Loss on the conversion of convertible promissory note	--	72,000

Changes in operating assets and liabilities:
Accounts receivable	220,470	(1,781)
Accounts payable and accrued expenses	239,507	76,505
Deferred revenue	(33,269)	--
Other assets	(1,450)	--
Net Cash Used in Operating Activities	(40,865)	(301,155)

Cash Flows From Investing Activities:
Acquisition of entities	(1,045,352)	(560,000)
Net Cash Used in Investing Activities	(1,045,352)	(560,000)

Cash Flows From Financing Activities:
Proceeds from issuance stock	1,053,000	905,000
Repayment of shareholder loan	--	(1,659)
Net Cash Provided by Financing Activities	1,053,000	903,341

Net Change in Cash and cash equivalents	(33,217)	42,186
Cash and cash equivalents at Beginning of the Period	42,186	0
Cash and cash equivalents at End of the Period	$8,969	$42,186

Cash paid for interest	$68,342	$--
Cash paid for taxes	$--	$--

Non Cash Investing & Financing Activities:
Promissory note obligation incurred upon acquisition	$400,000	$900,000
Promissory note obligation and accrued interest converted to stock	$75,000	$200,000

The Notes to the Consolidated Financial Statements are an integral part of these statements.

F-6

EMR TECHNOLOGY SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND DECEMBER 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

The Company is a Nevada corporation formed on November 3, 2015. It was formed as a holding company whose principal activities consists of acquiring electronic medical records and relates services companies. Its fiscal year end is December 31. To date, the Company has financed and acquired four electronic medical records companies.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the allocation of purchase price to fair value of assets acquired and valuation of deferred taxes and stock-based compensation.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2017 and December 31, 2016, the Company had no cash equivalents.

(D) Principles of Consolidation

The 2017 consolidated financial statements include the operations of EMR Technology Solutions, Inc., its wholly owned subsidiaries First Medical Solutions Corporation (from September 23, 2016), EMRgence, LLC (from September 26, 2016), Empower Technologies, Inc. (from January 1, 2017), and Digital Medical Solutions, Inc. (from March 15, 2017). The 2016 financial statements include the operations of EMR Technology Solutions, Inc., its wholly owned subsidiaries First Medical Solutions Corporation (from September 23, 2016) and EMRgence, LLC (from September 26, 2016). All significant intercompany accounts and transactions have been eliminated in consolidation.

(E) Income Taxes

We use the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

F-7

Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The tax returns for the years ended December 31, 2017, 2016 and 2015 are subject to examination by the Internal Revenue Service.

(F) Furniture and Computer Equipment

Office Furniture and Computer Equipment are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five to seven years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Depreciation/
Amortization
Asset Category	Period
Furniture and fixtures	7 Years
Computer equipment	3 Years

Computer and equipment and website costs consisted of the following:

	December 31, 2017	December 31, 2016
Computer equipment	$12,758	$12,758
Furniture and Fixtures	1,254	1,254

Total	14,012	14,012
Accumulated depreciation	(14,012)	(13,194)
Balance	$--	$818

Depreciation expense for the year ended December 31, 2017 and December 31, 2016 was $818 and $596, respectively.

(G) Amortization and Impairment of Long-Lived Assets

Amortization and Impairment of long-lived assets are non-cash expenses relating primarily to intangible assets. The Company accounts for long-lived assets in accordance with the provisions of FASB ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Software costs are amortized over three (3) years. Non-compete costs are amortized over three (3) years and Customer Lists are amortized over five (5) years. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2017, we have not recorded any impairments.

(H) Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

F-8

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820 (F).

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(J) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company derives revenue from the sale of hardware and software licenses when the products are installed and all required post implementation services are completed. The Company recognizes revenue from consulting services as the services are performed.

(K) Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees for services in accordance with ASC Topic 718. ASC Topic 718 requires the Company to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The value of the portion of an employee award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC Topic 505-50, “Equity-Based Payments to Non-Employees”.

(L) Basic and Diluted Net Loss Per Common Share

In accordance with ASC 260-10, “Earnings Per Share”, basic net loss per common share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted loss per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. As of December 31, 2017, and December 31, 2016, the Company has 816,667 and 233,333 shares of common stock issuable upon the conversion of notes payable that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the year ended December 31, 2017 and December 31, 2016.

(M) Recent Accounting Pronouncements

In April 2016, the FASB issued ASU 2016–10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing “The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

F-9

In May 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-09, Compensation- Stock Compensation (Topic718) Clarifying share-based payment modification guidance. The amendments in this update clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date, with early adoption permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained a net loss and used cash in operating activities for the year ended December 31, 2017 and December 31, 2016. The Company also has an accumulated deficit at December 31, 2017. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital to sustain its current level of operations.

Management plans to continue raising additional capital through private placements and is exploring additional avenues for future fund-raising through both public and private sources.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – ACQUISITIONS

Effective September 23, 2016, EMR entered into a Stock Purchase Agreement (“SPA”) in which EMR purchased all the shares of First Medical Solutions, Inc., a Florida corporation (“FMS”) from Denis Salins, the sole shareholder of FMS. Pursuant to the SPA, EMR acquired FMS whereby FMS became a wholly owned subsidiary of EMR. FMS has developed a proprietary and fully integrated software program for the healthcare industry, targeting the ambulatory care market for electronic medical records. The purchase price was nine hundred seventy-seven thousand two hundred and fifty dollars ($977,250) of which two hundred fifty thousand dollars ($250,000) was paid in cash at close, twenty-seven thousand two hundred and fifty dollars ($27,250) was paid in the form of fifty thousand (50,000) shares of EMR’s common stock, and EMR issued a three (3) year convertible promissory note (“FMS Note”) for seven hundred thousand dollars ($700,000).

Effective September 26, 2016, EMR entered into a Purchase Agreement (“PA”) in which EMR purchased all the membership interests of EMRgence, LLC. (“EMRG”), a Florida limited liability corporation, from Susan Turcotte, the sole member of EMRG. Pursuant to the PA, EMR acquired EMRG whereby EMRG became a wholly owned subsidiary of EMR. EMRG has developed a proprietary software program for the healthcare industry, targeting the vascular care market for electronic medical records. The purchase price was five hundred thousand dollars ($500,000) of which three hundred thousand dollars ($300,000) was paid in cash at close and EMR issued a three (3) year convertible promissory note (“EMRG Note”) for two hundred thousand dollars ($200,000). On November 7, 2016, an additional purchase price payment of $11,907 was paid to Susan Turcotte for net revenues earned for the period from September 1, 2016 through September 25, 2016.

F-10

The acquisition date estimated fair value of the consideration transferred consisted of the following:

Tangible assets acquired	$18,119
Liabilities assumed	(6,395)
Net tangible assets	11,724

Non-compete agreements	4,121
Customer list	346,018
Software	1,127,294
Total purchase price	$1,489,157

Effective January 1, 2017 (the “Effective Date”), EMR entered into a Purchase Agreement (“Agreement”) by and among Empower Technologies, Inc., a Nevada corporation (“ETI”), and its sole shareholder Dr. John F. Stagl (the “Seller” and together with ETI and the Company, the “Parties”).  Pursuant to the Agreement, the Company purchased all of the Capital Stock (as defined in the Agreement) of ETI from the Seller (the “ETI Shares”) in exchange for (i) $500,000, subject to certain post-closing adjustments for working capital and deferred revenue, consisting of (a) $300,000 in cash, and (b) a Convertible Promissory Note (the “Note”) issued in favor of the Seller in the principal amount of $150,000 payable over a 36 month period, with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share (the “Purchase Price”). On January 16, 2017, in accordance with the terms and conditions of the Agreement, ETI became a wholly owned subsidiary of the Company (the “Closing Date”). The post-closing adjustments referenced above consisted of $4,648 reduction in cash at closing for working capital and a reduction of the convertible promissory note of $50,000 for deferred revenue.

The acquisition date estimated fair value of the consideration transferred consisted of the following:

Liabilities assumed	$(89,911)
Net liabilities assumed	(89,911)

Non-compete agreements	53,103
Customer list	482,160
Total purchase price	$535,263

Effective January 1, 2017 (the “Effective Date”), EMR Technologies, Inc., a Nevada corporation (the “Company”) entered into a Purchase Agreement (“Agreement”) by and among Digital Medical Solutions, Inc., a Florida corporation (“DMSI”), and its sole shareholder Dr. Joseph J. Memminger III (the “Seller” and together with DMSI and the Company, the “Parties”).  Pursuant to the Agreement, the Company purchased all of the Capital Stock (as defined in the Agreement) of DMSI from the Seller (the “DMSI Shares”) in exchange for (i) $1,000,000, subject to certain post-closing adjustments for working capital and earnings before interest, taxes, depreciation, and amortization, consisting of (a) $750,000 in cash, and (b) a Convertible Promissory Note (the “Note”) issued in favor of the Seller in the principal amount of $250,000 payable over a 36 month period, with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share (the “Purchase Price”). On March 15, 2017, in accordance with the terms and conditions of the Agreement, DMSI became a wholly owned subsidiary of the Company (the “Closing Date”).

The acquisition date estimated fair value of the consideration transferred consisted of the following:

Tangible assets acquired	$300,932
Liabilities assumed	(135,219)
Net tangible assets	165,713
Customer list	384,287
Software	450,000
Total purchase price	$1,000,000

The agreements resulted in the purchase of 100% of the outstanding shares of FMS, EMRG, ETI, and DMSI.

As of December 31, 2017, the Company has recorded an estimated fair value of the intangible assets of FMS, EMRG, ETI, and DMSI based on a preliminary purchase price allocation prepared by management.  As a result, during the preliminary purchase price allocation period, which may be up to one year from the business combination date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. After the preliminary purchase price allocation period, we record adjustments to assets acquired or liabilities assumed subsequent to the purchase price allocation period in our operating results in the period in which the adjustments were determined.

F-11

Pro-forma Financial Information

The following unaudited pro-forma information presents the combined results of operations for the periods as if the acquisition of FMS, EMRG, ETI, and DMSI had been completed on January 1, 2017 and 2016.

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016

Revenue	$808,563	$828,468
Total expenses	2,018,823	2,812,833
Net loss	$(1,210,260)	$(1,984,365)
Net loss per common share, basic and diluted	$(0.12)	$(0.27)

NOTE 4 – PROMISSORY NOTES

The $700,000 FMS Note has an interest rate of ten percent (10%) per annum for a period of two (2) years and fully amortizes during the third (3rd) year. The note is secured by an escrowed copy of the software source code. The note can be converted at any time, at the option of the holder, into shares of the Company’s stock at a conversion price of $1.00 per share. On October 31, 2016, the holder of the FMS Note converted $200,000 of the note for 200,000 shares of common stock. The Company has recorded loss on conversion of debt of $72,000. On November 15, 2017, the Board of Directors approved an amendment to the FMS Note changing the conversion provision from $3.00 per share to $1.00 per share. On December 31, 2017, the holder of the FMS Note converted $25,000 of interest due for 25,000 shares of common stock.

The Company issued a three (3) year convertible promissory note (the “EMRG Note”) for two hundred thousand dollars ($200,000). The EMRG Note has an interest rate of eight percent (8%) per annum for a period of one (1) years and fully amortizes during the next two (2) years. The note is secured with a pledge of forty percent (40%) of the membership interests acquired. The note can be converted at any time, at the option of the holder, into shares of the Company’s stock at a conversion price of $3 per share. On December 29, 2017, the EMRG Note was amended to change the beginning amortization period from December 31, 2017 to March 31, 2018 for $50,000 and 7 equal quarterly installments of $25,000 each thereafter and the interest rate was increased from 6% to 8% annually.

The Company issued a three (3) year unsecured convertible promissory note (the “ETI Note”) for one hundred fifty thousand dollars ($150,000). The ETI Note has an interest rate of six percent (6%) per annum for a period of two (2) years and fully amortizes during the third (3rd) year. The note can be converted at any time, at the option of the holder, into shares of the Company’s stock at a conversion price of $3 per share.

The Company issued a three (3) year unsecured convertible promissory note (the “DMSI Note”) for two hundred fifty thousand dollars ($250,000). The DMSI Note has an interest rate of six percent (6%) per annum for a period of one (1) year and fully amortizes during the next two (2) years. The note can be converted at any time, at the option of the holder, into shares of the Company’s stock at a conversion price of $1.00 per share. On December 20, 2017, the Agreement was amended to remove the purchase price adjustment for EBITDA. On December 20, 2017, the Note was amended to change the interest only period from one year to two years, changing the beginning of principal payments from December 31, 2017 to December 31, 2018 and to increase the annual interest rate from 6% to 8% commencing January 1, 2018. On December 22, 2017, the Board of Directors approved an amendment to the Note changing the conversion provision from $3.00 per share to $1.00 per share. On December 29, 2017, the Board of Directors approved the request by the holder of the DMSI Note to convert $50,000 principal of the DMSI Note into 50,000 shares of the Company’s common stock.

F-12

Maturities of Long-Term Obligations for 2018 and Beyond

The minimum annual principal payments of notes payable at December 31, 2017 were:

2018	$300,000
2019	750,000
Total minimum principal payments	$1,050,000

NOTE 5 – COMMITMENTS AND CONTINGENCIES

On January 15, 2017, the Company entered into a two-year lease for office space, effective January 15, 2017 for a monthly rent of $1,143 per month. The minimum annual lease payments at December 31, 2017 were $13,704. The lease expires January 31, 2019.

Rent expense for the year ended December 31, 2017 and December 31, 2016 was $12,562 and $414 respectively.

The minimum annual lease payments for 2018 and beyond are:

2018	$13,716
2019	1,143
Total minimum lease payments	$14,859

NOTE 6 – STOCKHOLDERS’ EQUITY

(A) - Stock issued for cash

Effective August 23, 2016, the Company entered into an Investor Stock Subscription Agreement (“Agreement”)

with an entity controlled by our Chief Financial Officer (the “Investor”) to purchase three million seven hundred thousand (3,700,000) shares of the Company’s common stock for two million dollars ($2,000,000) in tranches based on certain milestone events. On August 23, 2016, the investor purchased 656,751 shares of common stock for $355,000. On September 22, 2016, the Investor purchased 925,001 shares of common stock for $500,000 that was used to close two acquisitions. On December 29, 2016, the Investor purchased 92,500 shares of common stock for $50,000 that was used for working capital. On January 13, 2017, the Investor purchased 550,001 shares of common stock for $300,000 that was used to close an acquisition. On March 17, 2017, the Investor purchased 1,387,501 shares of common stock for $750,000 that was used to close an acquisition. The remaining investments are subject to the company reaching certain milestones under the agreement.

On October 23, 2017, the Company issued 3,000 shares of common stock to 15 individual investors at $1.00 per share.

(B) - Stock issued for Services

On January 6, 2016, the Company issued 550,000 shares of stock to eight individuals for services with a fair value of $550.

On August 22, 2016, the Company issued 3,000,000 shares of Common Stock for services with a fair value of $1,620,000 based on recent cash sales.

On October 5, 2017, two (2) members of the Board of Directors of the Company were each issued 25,000 of the Company’s common stock with a fair value of $27,272, based on recent cash sales, as compensation for services in such capacity.

On October 17, 2017, 10,000 shares of the Company’s common stock with a fair value of $5,455, based on recent cash sales, were issued to a non-executive employee of the Company as a bonus for performance.

F-13

(C) - Stock issued for Acquisitions

On September 23, 2016, the Company issued 50,000 shares of common stock as partial consideration of the acquisition of First Medical Solutions, Inc. with a fair value of $27,250 based on recent cash sales prices.

(D) - Equity Incentive Plan

On January 30, 2016, the Board of Directors, with the approval of a majority of the shareholders of the Company, adopted the 2016 Equity Incentive Plan (the “Plan”) which will be administered by a committee appointed by the Board.

The Company, under its 2016 Plan, issues options to various officers, directors and consultants. The options may vest immediately or in equal annual installments over a five-year period. All of the options are exercisable at a purchase price determined by the Board of Directors on the date of grant and may have a term of up to 10 years.

On December 12, 2017, the Board of Directors approved the issuance of ninety thousand (90,000) options, with immediate vesting on January 1, 2018, to purchase common stock of the Corporation at a value of $0.001 per share for consulting services. The options will expire five (5) years from the date of the grant, which is January 1, 2018.

(E) – Stock Issued for Conversion of Convertible Promissory Note

On October 31, 2016, the holder of the FMS Note converted $200,000 of the note for 200,000 shares of common stock. The Company has recorded a loss on conversion of debt of $72,000.

On December 31, 2017, the Company issued 50,000 shares of common stock to a note holder for the conversion of $50,000 of note principal at $1.00 per share.

On December 31, 2017, the Company issued 25,000 shares of common stock to a related party note holder for two quarterly interest payments at $1.00 per share.

NOTE 7 – RELATED PARTY TRANSACTIONS

During 2015, a stockholder loaned the Company $1,659. The amounts were due on demand, interest free and unsecured. During 2016, the loan was paid in full.

On September 12, 2016, the Company paid $200,000 in bonuses to the Chief Executive Officer and Chief Financial Officer with whom the Company does not have employment agreements.

On October 5, 2017, two (2) members of the Board of Directors of the Company were each issued 25,000 of the Company’s common stock with a fair value of $27,272, based on recent cash sales, as compensation for services in such capacity.

On December 31, 2017, the Company issued 25,000 shares of common stock to a related party note holder for two quarterly interest payments at $1.00 per share.

NOTE 8 – INCOME TAXES

2017 U.S. Tax Reform

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “TCJA”) that significantly reforms the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The TCJA, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, effective as of January 1, 2018; limitation of the tax deduction for interest expense; limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, in each case, for losses arising in taxable years beginning after December 31, 2017 (though any such tax losses may be carried forward indefinitely); modifying or repealing many business deductions and credits, including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions generally referred to as “orphan drugs”; and repeal of the federal Alternative Minimum Tax (“AMT”).

F-14

The staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 118 to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the TCJA. In connection with the initial analysis of the impact of the TCJA, the Company remeasured its deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21%. The remeasurement of the Company’s deferred tax assets and liabilities was offset by a change in the valuation allowance.

The Company is still in the process of analyzing the impact to the Company of the TCJA. Where the Company has been able to make reasonable estimates of the effects related to which its analysis is not yet complete, the Company has recorded provisional amounts. The ultimate impact to the Company’s consolidated financial statements of the TCJA may differ from the provisional amounts due to, among other things, additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of the TCJA. The accounting is expected to be complete when the Company’s 2017 U.S. corporate income tax return is filed in 2018.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes, (computed by applying the United States Federal tax rate of 34% to loss before taxes), as follows:

The tax effects of the temporary differences between reportable financial statement income (loss) and taxable income (loss) are recognized as deferred tax assets and liabilities.

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016

Tax expense (benefit) at the statutory rate	$(444,293)	$(703,624)
State income taxes (benefit), net of federal income tax benefit	(90,843)	(120,446)
Non-deductible expenses	13,104	637,419
Change in tax rate estimates	222,925	--
Change in valuation allowance	299,107	186,651
Total	$—	$—

The tax effect of significant components of the Company’s deferred tax assets and liabilities at December 31, 2017 and December 31, 2016, are as follows:

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Deferred tax assets:
Net operating loss carryforward	$247,090	$141,780
Amortization and depreciation	231,129	—
Provision for bad debt	8,163	45,495
Total gross deferred tax assets	486,382	187,725
Less: Deferred tax asset valuation allowance	(486,382)	(187,725)
Total net deferred tax assets	$—	$—

F-15

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2017 and 2016 were fully offset by a 100% valuation allowance.

The 2017, 2016, and 2015 tax returns remain subject to audit by various Federal and State taxing authorities.

NOTE 9 – SUBSEQUENT EVENTS

On December 12, 2017, the Board of Directors approved the issuance of ninety thousand (90,000) options, with immediate vesting on January 1, 2018, to purchase common stock of the Corporation at a value of $0.001 per share for consulting services. The options will expire five (5) years from the date of the grant, which is January 1, 2018.

On January 17, 2018, 7,500 shares of the Company’s common stock with a fair value of $4,050 were issued to a non-executive employee of the Company as a bonus for performance.

On January 18, 2018, the Company entered into a Revenue Based Factoring Agreement with a third party. Under the agreement, the Company was advanced $56,500, in cash. The interest rate on this advance is 15.6% with a total repayment obligation of $74,919 for 1 year from the date of the advance. The advance was received by the Company on January, 31, 2018.

F-16

DIGITAL MEDICAL SOLUTIONS INC.

CONTENTS

PAGE	F-17	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-19	BALANCE SHEET AS OF DECEMBER 31, 2016

PAGE	F-20	STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016

PAGE	F-21	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE YEAR ENDED DECEMBER 31, 2016

PAGE	F-22	STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2016

PAGES	F-23 F-26	NOTES TO FINANCIAL STATEMENTS

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director of:

Digital Medical Solutions, Inc.

We have audited the accompanying balance sheet of Digital Medical Solutions, Inc. (the “Company”) as of December 31, 2016 and the related statements of operations, changes in stockholders’ deficit and cash flow for the year ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Digital Medical Solutions, Inc. as of December 31, 2016 and the results of its operations and its cash flow for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

February 14, 2018

F-18

Digital Medical Solutions, Inc.

Balance Sheet
as of december 31, 2016

December 31, 2016

ASSETS
Current Assets
Accounts Receivable (net)	$113,443
Total Current Assets	113,443

TOTAL ASSETS	$113,443

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Deferred Revenue	70,290
Income Taxes Payable	114,000
Deferred Tax Liability	16,000
Total Liabilities	$200,290

Commitments and Contingencies (See Note 3)	--

Stockholders’ Deficit
Common stock, no par value; 1,500 shares authorized, 1,500 shares issued and outstanding	--
Accumulated Deficit	(86,847)
Total Stockholders’ Deficit	(86,847)

Total Liabilities and Stockholders’ Deficit	$113,443

See accompanying notes to financial statements.

F-19

DIGITAL MEDICAL SOLUTIONS, INC.

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED december 31, 2016

For the Year
Ended
December 31, 2016

Revenues
Sales - software	$15,404
Service income	318,874
Technical support	27,963
Total revenues	362,241

Operating Expenses
Cost of revenue	31,685
Selling, general, and administrative expense	26,945
Total operating expenses	58,630

Income before provision for income taxes	303,611

Provision for income taxes	(147,000)

Net Income	$156,611

See accompanying notes to financial statements.

F-20

DIGITAL MEDICAL SOLUTIONS, INC.

Statement of Changes in Stockholders’ DEFICIT

For the Years ended December 31, 2016

		Common	Accumulated
	Shares	Stock	Deficit	Total

Balance, December 31, 2015	1,500	$--	$(28,337)	$(28,337)

Dividends Paid			(215,121)	(215,121)

Net Income			156,611	156,611

Balance, December 31, 2016	1,500	$ ---	$(86,847)	$(86,847)

See accompanying notes to financial statements.

F-21

DIGITAL MEDICAL SOLUTIONS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED december 31, 2016

For the Year
Ended
December 31, 2016
Cash Flows From Operating Activities:
Net Income	$156,611
Bad Debt Expense	7,600

Changes in operating assets and liabilities:
Accounts receivable	(86,450)
Deferred tax assets	33,000
Deferred revenue	(9,640)
Income taxes payable	114,000
Net Cash provided by Operating Activities	215,121

Cash flows from Financing Activities:
Dividends paid to stockholder	(215,121)
Net Cash used in Financing Activities	(215,121)

Decrease in cash	—

Cash at the Beginning of the year	—
Cash at the End of the year	$—

Cash Paid for:
Income taxes	$—
Interest expense	$—

See accompanying notes to financial statements.

F-22

DIGITAL MEDICAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Digital Medical Solutions Inc. (the “Company”) was formed as a corporation under the laws of the State of Delaware on September 8, 2003. The Company has developed a proprietary and fully integrated software program for the healthcare industry, targeting the ambulatory care market for electronic medical records.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the valuation of deferred taxes, provision for income taxes, and allowance for bad debt.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2016, the Company had no cash equivalents.

(D) Income Taxes

We use the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company is a Delaware corporation, taxable income or loss flows at the corporate level. The tax returns of the Company for the years ending in 2016, 2015, and 2014 are subject to examination by the Internal Revenue Service and State Tax Agencies, generally for three years after they are filed.

(E) Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Specific reserves are estimated by management based on certain assumptions and variables, including the customer’s financial condition, age of the customer’s receivables, and changes in payment histories. Accounts receivable are written off when management determines the likelihood of collection is remote. Interest is not charged on accounts receivable that are past due. The Company recorded an allowance for doubtful accounts of $10,660 as of December 31, 2016.

F-23

(F) Fair value measurements and Fair value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820 (F).

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(I) Recent Accounting Pronouncements

In February 2016, the FASB issued accounting standard update (“ASU”) No. 2016-02, “Leases (Topic 842)”, (“ASU 2016-02”). This ASU requires that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2019. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. We are currently evaluating the impact of the adoption of this guidance in our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”, (“ASU 2016-09”). This guidance which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the full impact of the new standard.

F-24

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” The update gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605 “Revenue Recognition,” and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35 “Revenue Recognition – Construction-Type and Production-Type Contracts.” The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. The update is effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

NOTE 2	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficit and an accumulated deficit at December 31, 2016. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital to sustain its current level of operations.

Management plans to continue raising additional capital through private placements and is exploring additional avenues for future fund-raising through both public and private sources.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3	COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 4	RELATED PARTY TRANSACTIONS

During the year ended December 31, 2016, the Company paid dividends of $215,121 to its principal stockholder.

F-25

NOTE 5	INCOME TAXES

A reconciliation of the Federal and respective State income tax rate as a percentage of income before taxes is as follows:

2016
Federal statutory income tax rate	32.13%
State taxes, net of federal benefit	5.50%
Effective rate for deferred tax asset	37.63%
Less: Valuation allowance	0.00%
Effective income tax rate	37.63%

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The provision for income taxes consists of:

2016
Current income tax expense	$114,000
Deferred tax expense	33,000
Total income tax expense	$147,000

Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes plus any available, net deferred tax credits.  Significant components of the Company’s net deferred income tax liability at December 31, 2016 is as follows:

2016
Deferred tax liability:
Book to tax difference	$16,000
Total gross deferred tax liability	16,000
Less: valuation allowance	-
Net deferred tax liability	$16,000

NOTE 6	SUBSEQUENT EVENTS

On March 15, 2017, effective January 1, 2017, the Company’s Principal stockholder entered into a stock purchase agreement with EMR Technology Solutions, Inc. to exchange 100% of the outstanding shares of the Company for $750,000 of cash and a $250,000 convertible note payable with an interest rate of 6% due in three years.

The Company evaluated subsequent events through February 12, 2018, the date the financial statements are available to be issued.

F-26

Empower Technologies, Inc.

CONTENTS

PAGE	F-28	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-29	BALANCE SHEET AS OF DECEMBER 31, 2016

PAGE	F-30	STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016

PAGE	F-31	STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT FOR THE YEAR ENDED DECEMBER 31, 2016

PAGE	F-32	STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2016

PAGES	F-33	NOTES TO FINANCIAL STATEMENTS

F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Empower Technologies, Inc.

We have audited the accompanying balance sheet of Empower Technologies, Inc. (the “Company”) as of December 31, 2016 and the related statements of operations, changes in stockholders’ deficit and cash flow for the year ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Empower Technologies, Inc. as of December 31, 2016 and the results of its operations and its cash flow for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

January 30, 2018

F-28

Empower Technologies, Inc.

Balance Sheet

AS OF december 31, 2016

December 31, 2016
ASSETS
Current Assets
Cash	$--
Accounts Receivable, net	950
Total Current Assets	950

Deferred Tax Asset	47,900

TOTAL ASSETS	$48,850

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Accounts Payable	$4,816
Cash Overdraft	1,366
Loan Payable	3,169
Deferred Revenue	84,679
Total Liabilities	94,030

Stockholders’ Deficit:
Common Stock, 2,000 shares authorized, 2,000 shares issued and outstanding	20
Additional paid in capital	6,718
Accumulated deficit	(51,918)
Total stockholders’ deficit	(45,180)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$48,850

See accompanying notes to financial statements.

F-29

Empower Technologies, Inc.

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED december 31, 2016

Revenues	$224,249

Operating Expenses
Cost of revenue	14,747
Payroll costs	114,521
General and administrative	45,164
Advertising expense	35,976
Total operating expenses	210,408

Income from Operations Before Income Taxes	13,841

Other Expense
Interest expense	(3,808)

Income before provision for Income Taxes	10,033
Provision for Income Taxes	(2,100)

Net Income	$7,933

See accompanying notes to financial statements.

F-30

Empower Technologies, Inc.

STATEMENT OF changes in STOCKHOLDER’S DEFICIT
for the year ended december 31, 2016

			ADDITIONAL		TOTAL
	COMMON STOCK		PAID IN	ACCUMULATED	STOCKHOLDERS’
	SHARES	PAR VALUE	CAPITAL	DEFICIT	DEFICIT

Balance at December 31, 2015	2,000	$20	$—	$(59,851)	$(59,831)

Shareholder Contribution			6,718		6,718
Net Income	—	—	—	7,933	7,933

Balance at December 31, 2016	2,000	$20	$6,718	$(51,918)	$(45,180)

See accompanying notes to financial statements.

F-31

Empower Technologies, Inc.

STATEMENTS OF cash flows
FOR THE YEAR ENDED december 31, 2016

Cash Flows From Operating Activities:
Net Income	$7,933
Adjustments to reconcile net income to net cash used in operating activities:
Bad debt expense	3,754

Changes in operating assets and liabilities:
Accounts receivable	591
Deferred tax asset	2,100
Accounts payable	(15,106)
Deferred revenue	(33,623)
Net Cash Used in Operating Activities	(34,351)

Cash Flows From Investing Activities:
Repayment of loan receivable from shareholder	22,555
Net Cash Flows Provided by Investing Activities	22,555

Cash Flows From Financing Activities:
Cash overdraft	1,366
Contributed capital by shareholder	6,718
Proceeds of loan payable	17,744
Repayment of loan payable	(14,575)
Net Cash Provided by Financing Activities	11,253

Decrease in cash	(543)

Cash at the Beginning of the year	543

Cash at the End of the year	$-

Cash paid for interest	$3,808
Cash paid for income taxes	$-

See accompanying notes to financial statements.

F-32

EMPOWER TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Organization

Empower Technologies, Inc. (the “Company”) was formed under the laws of the State of Nevada on June 20, 2007. The Company specializes in the development and deployment of electronic medical record and billing software through a web-based application.

(B)	Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the valuation of deferred taxes and allowance for bad debt.

(C)	Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2016, the Company had no cash equivalents.

(D)	Income Taxes

We use the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

F-33

The Company is a Nevada corporation, taxable income or loss flows at the corporate level. The tax returns of the Company for the years ending in 2017, 2016, and 2015 are subject to examination by the Internal Revenue Service, generally for three years after they are filed.

(E)	Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Specific reserves are estimated by management based on certain assumptions and variables, including the customer’s financial condition, age of the customer’s receivables, and changes in payment histories. Accounts receivable are written off when management determines the likelihood of collection is remote. Interest is not charged on accounts receivable that are past due. The Company recorded an allowance for doubtful accounts of $3,754 as of December 31, 2016.

(F)	Fair value measurements and Fair value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820 (F).

(G)	Advertising

Advertising costs are expensed as incurred. Advertising costs were approximately $35,976 for the year ended December 31, 2016.

(H)	Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I)	Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company derives revenue from the sale of software licenses when the products are installed and all required post implementation services are completed. The Company recognizes revenue from the sale of software licenses over the license period. The Company recognizes revenue from consulting services as the services are performed. The Company recognizes revenue from hardware sales after the hardware has been installed and accepted by the client.

F-34

(J)	Recent Accounting Pronouncements

In February 2016, the FASB issued accounting standard update (“ASU”) No. 2016-02, “Leases (Topic 842)”, (“ASU 2016-02”). This ASU requires that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2019. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. We are currently evaluating the impact of the adoption of this guidance in our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”, (“ASU 2016-09”). This guidance which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the full impact of the new standard.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” The update gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605 “Revenue Recognition,” and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35 “Revenue Recognition – Construction-Type and Production-Type Contracts.” The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. The update is effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

F-35

NOTE 2	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficit and an accumulated deficit at December 31, 2016. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital to sustain its current level of operations.

Management plans to continue raising additional capital through private placements and is exploring additional avenues for future fund-raising through both public and private sources.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3	COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 4	LOAN PAYABLE

In July 2016, the Company entered into a Future Receivables Sale Agreement. Under the terms of the Agreement, the Company has sold $17,744 of future receivables for $16,000. The agreement specified a weekly withdrawal from the Company’s bank account in the amount of $633.31 until the loan amount was paid. The loan was paid in full in February 2017.

NOTE 5	RELATED PARTY TRANSACTIONS

During 2015, the Company loaned a shareholder an additional $22,555. The loan bears no interest and is due on demand. During 2016, the shareholder repaid the outstanding balance in full.

During 2016, the sole shareholder made contributions to the Company of $6,718.

NOTE 6	DEFERRED TAX ASSET

A reconciliation of the Federal and respective State income tax rate as a percentage of income before taxes is as follows:

2016
Federal statutory income tax rate	32.13%
State taxes, net of federal benefit	5.50%
Effective rate for deferred tax asset	37.63%
Less: Valuation allowance	0.00%
Effective income tax rate	37.63%

F-36

The Company calculates its deferred tax asset based upon its net operating loss (NOL) carryovers available to offset future taxable income, net of other tax credit(s) or tax deferred liabilities, if any. At December 31, 2016, the Company has an adjusted net operating loss carryforward of approximately $39,600. This loss is allowed to be offset against future income until the year 2036 when the NOL’s will expire. Management has determined that it is more likely than not that the Company will be able to use the NOL carryforward.

Deferred tax asset reflects the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes plus any available net deferred tax credits. Significant components of the Company’s net deferred tax asset at December 31, 2016 is as follows:

2016
Deferred tax assets:
Provision for bad debt expense	$1,413
Book to tax difference	31,907
Net operating loss carryforward	14,580
Total gross deferred tax assets	47,900
Less: valuation allowance	-
Net deferred tax asset	$47,900

NOTE 7	SUBSEQUENT EVENTS

Effective January 1, 2017 (the “Effective Date”), EMR Technology Solutions, Inc., a Nevada corporation (the “EMR”) entered into a Purchase Agreement (“Agreement”) by and among the Company and its sole shareholder Dr. John F. Stagl (the “Seller” and together with EMR and the Company, the “Parties”). Pursuant to the Agreement, EMR purchased all of the Capital Stock (as defined in the Agreement) of the Company from the Seller (the “ETI Shares”) in exchange for (i) $500,000, subject to certain post-closing adjustments for working capital and deferred revenue, consisting of (a) $300,000 in cash, and (b) a Convertible Promissory Note (the “Note”) issued in favor of the Seller in the principal amount of $200,000 payable over a 36 month period, with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share (the “Purchase Price”). On January 16, 2016, accordance with the terms and conditions of the Agreement, the Company became a wholly owned subsidiary of EMR (the “Closing Date”).

On the Closing Date, in connection with the Purchase Agreement, the Parties entered into a Non-Competition and Non-Disclosure Agreement (the “Non-Compete Agreement”). Pursuant to the Non-Compete Agreement, for a period of three years from the Closing Date, the Seller shall not, either for himself or through any other person, firm, corporation or other entity, directly or indirectly, engage in the same or similar business as the Company as an owner, employee, agent or partner or serve in an executive or other employment position with any other entity which operates a business that develops, sells or distributes services or software for electronic medical records within a 100 mile radius of any location where the Company has sold or distributed services or software for electronic medical records.

Effective February 27, 2017, in accordance with the terms of the Agreement, there were post-closing adjustments of $4,607 for working capital and $50,000 for deferred revenue in favor of EMR.

F-37

PROSPECTUS

EMR TECHNOLOGY SOLUTIONS, INC.

90 Washington Valley Road

Bedminster, NJ 07921

(908) 997-0617

2,000,000 shares of Common Stock

April ___, 2018

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

EMR TECHNOLOGY SOLUTIONS INC.

90 Washington Valley Road

Bedminster, NJ 07921

(908) 997-0617

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

8,056,421 shares of Common Stock

Our existing shareholders are offering for resale, 8,056,421 shares of the Company’s common stock consisting of (a) 7,239,754 shares of the Company’s common stock previously issued to certain selling security holders herein, and (b) up to 816,667 shares of the Company’s common stock issuable upon conversion of Convertible Promissory Notes previously issued by the Company to certain selling security holders as named herein. The 8,056,421 shares of our Common Stock must be sold at a fixed price of $2.50 per share until the shares of Common Stock are listed on an exchange or quoted on the OTC Bulletin Board. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Markets OTCQB, there is no assurance that a market maker will agree to file the necessary documents with OTC Markets OTCQB or that our application will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Each of the selling security holders have been advised that they will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement. Additionally, we have included the foregoing language in the selling security holders Prospectus.

The selling security holders and any broker or dealer participating in the sale of shares on behalf of the selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

This Prospectus covers the resale offering by the selling security holders of 8,056,421 shares of Common Stock. The Company is concurrently conducting a primary offering for 2,000,000 shares, which is covered in a separate public offering prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF EMR TECHNOLOGY SOLUTIONS INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and in any Prospectus supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

The date of this Prospectus is May __, 2018.

You should rely only on the information contained or incorporated by reference to this Prospectus in deciding whether to purchase our Common Stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

SUMMARY OF THIS OFFERING

Securities being offered	Up to 8,056,421 shares of Common Stock. Our Common Stock is described in further detail in the section of this Prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering	10,064,754 shares of Common Stock issued and outstanding as of May 14, 2018.

Net Proceeds to the Company	We will not receive proceeds from the resale of shares by the Selling Shareholders.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this Prospectus before making an investment decision regarding our Common Stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common shares by the selling security holders. The selling security holders will receive all of the net proceeds from the sales of common shares offered by them under this Prospectus.

SELLING SECURITY HOLDERS

The 8,056,421 shares of the Company’s common stock is comprised of (a) 7,239,754 shares of the Company’s common stock previously issued to certain selling security holders as named herein, and (b) up to 816,667 shares of the Company’s common stock issuable upon conversion of Convertible Promissory Notes previously issued by the Company to certain selling security holders as named herein.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the selling security holders in connection with the sale of such shares.

Except as indicated below, neither the selling security holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

31

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling security holders as of the date hereof and the number of share of common stock being offered by each of the selling security holders.  The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling security holders.  The Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering
William R. McClure	352,273	352,273	0	0
William F. Farley	281,818	281,818	0	0
Roy Harry	140,909	140,909	0	0
Steven Meneve	140,909	140,909	0	0
Rich Berliner	70,455	70,455	0	0
Jerry Swon	211,364	211,364	0	0
John Toedtman	211,364	211,364	0	0
Randa Globerman	140,908	140,909	0	0
Jennifer Hranicka	10,000	10,000	0	0
PTS, Inc. (2)	3,611,754	3,611,754	0	0
Hu Qim Hua	333,350	333,350	0	0
Lou Gui Fen	333,350	333,350	0	0
Lv Chun Xia	333,325	333,325	0	0
Wei Feng Qun	333,325	333,325	0	0
Xu Ailian	333,325	333,325	0	0
He Haihua	333,325	333,325	0	0
Susan Turcotte (3)	66,667	66,667	0	0
Denis Salins (4)	500,000	500,000	0	0
Dr. John Stagl (5)	50,000	50,000	0	0
Dr. Joseph Memminger III (6)	250,000	250,000	0	0
Lauren L. Edgar	200	200	0	0
Julie T. Boyle	200	200	0	0
Bradford P. Hersh	200	200	0	0
Matthew J. Hersh	200	200	0	0
Caroline Hersh	200	200	0	0
Karen A. Hersh	7,700	7,700	0	0
Ty Hranicka	200	200	0	0
Madison Hranicka	200	200	0	0
Katharine E. Kociancic	7,700	7,700	0	0
James A. Kociancic	200	200	0	0
Katelyn E. Kociancic	200	200	0	0
Jeffrey Baecht	200	200	0	0
Drayden Singh Atwal	200	200	0	0
Kane Singh Atwal	200	200	0	0
Nathan Zaire Salins	200	200	0	0

(1)	This number assumes each selling security holder sells all of its shares being offered pursuant to this prospectus.

(2)	PTS Inc. is a Nevada Corporation. Mr. Lowell Holden is the Chief Executive Officer and Director of PTS, Inc. and Ms. Jennifer Wang is a Director of PTS Inc. and accordingly, have voting and dispositive power over the shares.

(3)	Includes 66,667 shares of common stock underlying a convertible promissory note at a fixed conversion price of $3.00 per share.

(4)	Includes 500,000 shares of common stock underlying a convertible promissory note at a fixed conversion price of $1.00 per share.

(5)	Includes 50,000 shares of common stock underlying a convertible promissory note at a fixed conversion price of $3.00 per share.

(6)	Includes 200,000 shares of common stock underlying a convertible promissory note at a fixed conversion price of $1.00 per share.

32

PLAN OF DISTRIBUTION

The 8,056,421 shares of the Company’s common stock is comprised of (a) 7,239,754 shares of the Company’s common stock previously issued to certain selling security holders as named herein, and (b) up to 816,667 shares of the Company’s common stock issuable upon conversion of Convertible Promissory Notes previously issued by the Company to certain selling security holders as named herein. The shares sold under the Resale Offering must be sold at a fixed price of $2.50 per share until the shares of common stock of the Company are listed on an exchange or quoted on the OTC Bulletin Board.

The selling security holders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The selling security holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

33

The selling security holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling security holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders.  In addition, the selling security holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the selling security holders.

The selling security holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Security Holder.  We will file a supplement to this prospectus if a Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the selling security holders.  The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

34

PROSPECTUS

EMR TECHNOLOGY SOLUTIONS INC.

90 Washington Valley Road

Bedminster, NJ 07921

(908) 997-0617

8,056,421 shares of Common Stock

May __, 2018

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all such expenses.

Securities and Exchange Commission Registration Fee	$1,164.67
Audit Fees and Expenses	$5,000.00
Legal Fees and Expenses	$25,000.00
Transfer Agent and Registration Fees and Expenses	$2,000.00
Miscellaneous Expenses	$5,000.00
Total	$38,164.67	*

*	Estimate Only

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for the indemnification of our officers and directors to the extent provided by the Nevada Revised Statutes (“NRS”), as follows.

Nevada Revised Statutes

Pursuant to Section 78.7502(1) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees, judgments, fines, and settlements actually and reasonably incurred by the officer or director in connection with the action, suit or proceeding if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the officer or director is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe that his or her conduct was unlawful.

Pursuant to Section 78.7502(2) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees and settlements actually and reasonably incurred by the officer or director in connection with the defense or settlement of the action or suit if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which an officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

RECENT SALES OF UNREGISTERED SECURITIES

On November 3, 2015, the Company issued 2,500,000 shares of common stock of the Company to its founder at a price of $0.001 per share for services rendered in connection with corporate formation, corporate structuring, and negotiation of letters of intent.

On January 6, 2016, the Company issued 550,000 shares of common stock to eight individuals for services rendered in connection with advising the company on industry and market data, and financial and accounting services with an aggregate value of $550.

Pursuant to that certain letter agreement by and between the Company and PTS, Inc. (the “Investor” or “PTS”), dated August 22, 2016, the Company issued 2,000,000 shares of common stock of the Company at a price of $0.54 per share for services rendered.

On August 22, 2016, the Company agreed to issue 1,000,000 shares of common stock to eight individuals for services rendered in connection with advising the company on industry and market data, and financial and accounting services at a price of $0.54 per share.

On August 23, 2016, the Company entered into an Investor Stock Investment Agreement (“Agreement”) with an entity controlled by our Chief Financial Officer to purchase up to 3,700,000 shares of the Company’s common stock for a total investment of $2,000,000, to be paid to the Company in tranches upon certain milestone events. In accordance with the Agreement, on the same date, the Investor purchased 656,751 shares of common stock for $355,000. On September 22, 2016, the Investor purchased 925,001 shares of common stock for $500,000. On December 29, 2016, the Investor purchased 92,500 shares of common stock for $50,000. On January 13, 2017, the Investor purchased 550,001 shares of common stock for $300,000. On March 17, 2017, the Investor purchased 1,387,501 shares of common stock for $750,000 that was used to close the acquisition

On September 23, 2016, the Company issued 50,000 shares of common stock as part of the consideration of the acquisition of First Medical Solutions, Inc. with an aggregate value of $27,250.

On October 31, 2016, the Company issued 200,000 shares of common stock for the conversion of $200,000 of a convertible promissory note.

On October 5, 2017, two (2) members of the Board of Directors of the Company were each issued twenty-five thousand shares of the Company’s common stock as compensation for services in such capacity.

On October 17, 2017, ten thousand (10,000) shares of the Company’s common stock were issued to a non-executive employee of the Company as a bonus for performance.

Effective October 23, 2017, the Company entered into Investor Stock Subscription Agreements with fifteen individual investors to purchase up to 3,000 shares of the Company’s common stock at a price per share equal to $1.00.

On December 31, 2017, the Company issued 50,000 shares of common stock to a note holder for the conversion of $50,000 of note principal at $1.00 per share.

II-2

On December 31, 2017, the Company issued 25,000 shares of common stock to a related party note holder for two quarterly interest payments at $1.00 per share.

On January 17, 2018, 7,500 shares of the Company’s common stock were issued to a non-executive employee of the Company as a bonus for performance.

On April 23, 2018, 7,500 shares of the Company’s common stock were issued to a non-executive employee of the Company as a bonus for performance.

The above issuances of securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

In the alternative, the above issuances of securities were issued in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended. These investors who received the securities are not “U.S. Persons” as defined in Regulation S.

Item 16.  Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on November 14, 2016)
3.2	Bylaws (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on November 14, 2016)
4.1	Form of EMR Technology Solutions, Inc. 2016 Equity Incentive Plan (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on December 15, 2016)
4.2	Form of Convertible Promissory Note dated September 23, 2016 (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on December 15, 2016)
4.3	Form of Convertible Promissory Note dated September 26, 2016 (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on December 15, 2016)
5.1*	Legal Opinion
10.1	Form of Stock Purchase Agreement dated September 23, 2016 (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on December 15, 2016)
10.2	Form of Purchase Agreement dated September 25, 2016 (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on December 15, 2016)
10.3	Form of Amendment to Stock Purchase Agreement September 23, 2016 (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on December 15, 2016)
10.4	Form of Investor Stock Subscription Agreement dated August 23, 2016 (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on December 15, 2016)
21	Subsidiaries of the Registrant (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on December 15, 2016)
23.1*	Consent of Liggett & Webb, P.A.
23.2	Legal Opinion (included in Exhibit 5.1)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Documen

* Filed herewith

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UNDERTAKINGS.

(a)       The undersigned Registrant hereby undertakes to:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bedminster, State of New Jersey, on May 14, 2018.

EMR TECHNOLOGY SOLUTIONS, INC.

By:	/s/ John X. Adiletta
Name:	John X. Adiletta
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John X. Adiletta	Chairman, Chief Executive Officer (Principal	May 14, 2018
John X. Adiletta	Executive Officer), President, and Director

/s/ Lowell Holden	Chief Financial Officer (Principal Financial Officer,	May 14, 2018
Lowell Holden	Principal Accounting Officer) and Director

/s/ Sean Carrick	Director	May 14, 2018
Sean Carrick

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